                                                                    EXHIBIT 4.21
================================================================================

                                REVOLVING CREDIT,
                                    GUARANTY

                                       AND

                               SECURITY AGREEMENT

================================================================================

                   THE BANK OF NEW YORK COMMERCIAL CORPORATION
                    (AS LENDER, AS ACM AGENT AND AS CO-AGENT)

                                       AND

                       PNC BANK OHIO, NATIONAL ASSOCIATION
                           (AS LENDER AND AS CO-AGENT)

================================================================================

                                      WITH

================================================================================

                            NEWPORT STEEL CORPORATION
                            KOPPEL STEEL CORPORATION

                                       AND

                            IMPERIAL ADHESIVES, INC.
                                   (BORROWERS)

                                       AND

                                 NS GROUP, INC.
                          ERLANGER TUBULAR CORPORATION
                                  N SUB I, INC.
                           NORTHERN KENTUCKY AIR, INC.

                                       AND

                       NORTHERN KENTUCKY MANAGEMENT, INC.
                                  (GUARANTORS)

                                February __, 1995

================================================================================

                                Table of Contents

                                                                                                Page
I.        DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.1.          Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.2.          General Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.3.          Uniform Commercial Code Terms . . . . . . . . . . . . . . . . . . . . .   17
          1.4.          Certain Matters of Construction . . . . . . . . . . . . . . . . . . . .   18

II.       ADVANCES, PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          2.1.          (a)     Total Revolving Advances  . . . . . . . . . . . . . . . . . . .   18
                        (b)     Individual Revolving Advances.  . . . . . . . . . . . . . . . .   19
                        (c)     Discretionary Rights  . . . . . . . . . . . . . . . . . . . . .   19
          2.2.          Procedure for Borrowing Revolving Advances  . . . . . . . . . . . . . .   19
          2.3.          Disbursement of Advance Proceeds  . . . . . . . . . . . . . . . . . . .   22
          2.4.          Maximum Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
          2.5.          Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . .   22
          2.6.          Repayment of Excess Advances  . . . . . . . . . . . . . . . . . . . . .   23
          2.7.          Statement of Account  . . . . . . . . . . . . . . . . . . . . . . . . .   23
          2.8.          Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          2.9.          Issuance of Letters of Credit.  . . . . . . . . . . . . . . . . . . . .   24
          2.10.         Requirements For Issuance of Letters of Credit  . . . . . . . . . . . .   24
          2.11.         Additional Payments . . . . . . . . . . . . . . . . . . . . . . . . . .   26
          2.12.         Manner of Borrowing and Payment . . . . . . . . . . . . . . . . . . . .   26
          2.13.         Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . .   28

III.      INTEREST AND FEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          3.1.          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          3.2.          Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . .   28
          3.3.          (a)     Closing Fee   . . . . . . . . . . . . . . . . . . . . . . . . .   29
                        (b)     Facility Fee.   . . . . . . . . . . . . . . . . . . . . . . . .   29
                        (c)     Agency Fee.   . . . . . . . . . . . . . . . . . . . . . . . . .   29
          3.4.          (a)     Collateral Evaluation Fee   . . . . . . . . . . . . . . . . . .   30
                        (b)     Collateral Monitoring Fee   . . . . . . . . . . . . . . . . . .   30
          3.5.          Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . .   30
          3.6.          Maximum Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          3.7.          Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          3.8.          Basis For Determining Interest Rate Inadequate or Unfair  . . . . . . .   31
          3.9.          Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
 IV.                    COLLATERAL:  GENERAL TERMS  . . . . . . . . . . . . . . . . . . . . . .   33
          4.1.          Security Interest in the Collateral . . . . . . . . . . . . . . . . . .   33
          4.2.          Perfection of Security Interest . . . . . . . . . . . . . . . . . . . .   33
          4.3.          Disposition of Collateral . . . . . . . . . . . . . . . . . . . . . . .   34
          4.4.          Preservation of Collateral  . . . . . . . . . . . . . . . . . . . . . .   34
          4.5.          Ownership of Collateral . . . . . . . . . . . . . . . . . . . . . . . .   34
          4.6.          Defense of ACM Agent's and Lender's Interests . . . . . . . . . . . . .   35
          4.7.          Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          4.8.          Financial Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . .   36
          4.9.          Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . .   36
          4.10.         Inspection of Premises  . . . . . . . . . . . . . . . . . . . . . . . .   36
          4.11.         Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
          4.12.         Failure to Pay Insurance  . . . . . . . . . . . . . . . . . . . . . . .   38

                                Table of Contents

                                                                                                Page
          4.13.         Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
          4.14.         Payment of Leasehold Obligations  . . . . . . . . . . . . . . . . . . .   38
          4.15.         Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                        (a)     Nature of Receivables   . . . . . . . . . . . . . . . . . . . .   39
                        (b)     Solvency of Customers   . . . . . . . . . . . . . . . . . . . .   39
                        (c)     Locations of Obligor  . . . . . . . . . . . . . . . . . . . . .   39
                        (d)     Collection of Receivables   . . . . . . . . . . . . . . . . . .   39
                        (e)     Notification of Assignment of Receivables   . . . . . . . . . .   39
                        (f)     Power of ACM Agent to Act on Obligors' Behalf   . . . . . . . .   40
                        (g)     No Liability  . . . . . . . . . . . . . . . . . . . . . . . . .   40
                        (h)     Establishment of a Lockbox Account, Dominion Account  . . . . .   41
                        (i)     Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . . .   41
          4.16.         Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          4.17.         Intentionally Omitted.  . . . . . . . . . . . . . . . . . . . . . . . .   42
          4.18.         Exculpation of Liability  . . . . . . . . . . . . . . . . . . . . . . .   42
          4.19.         Financing Statements. . . . . . . . . . . . . . . . . . . . . . . . . .   42

V.        REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          5.1.          Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          5.2.          Formation and Qualification . . . . . . . . . . . . . . . . . . . . . .   42
          5.3.          Survival of Representations and Warranties  . . . . . . . . . . . . . .   43
          5.4.          Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          5.5.          Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .   43
          5.6.          Corporate Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
          5.7.          O.S.H.A. and Environmental Compliance . . . . . . . . . . . . . . . . .   44
          5.8.          Solvency; No Litigation, Violation, Indebtedness or Default . . . . . .   45
          5.9.          Patents, Trademarks, Copyrights and Licenses  . . . . . . . . . . . . .   46
          5.10.         Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . .   47
          5.11.         Default of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .   47
          5.12.         No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
          5.13.         No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . .   47
          5.14.         No Labor Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
          5.15.         Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
          5.16.         Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . .   48
          5.17.         Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
          5.18.         Swaps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
          5.19.         Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . .   48
          5.20.         Application of Certain Laws and Regulations . . . . . . . . . . . . . .   48
          5.21.         Business and Property of Obligor. . . . . . . . . . . . . . . . . . . .   48

VI.       AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
          6.1.          Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          6.2.          Conduct of Business and Maintenance of Existence and Assets . . . . . .   49
          6.3.          Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          6.4.          Government Receivables  . . . . . . . . . . . . . . . . . . . . . . . .   49
          6.5.          Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                                Table of Contents

                                                                                                Page
          6.6.          Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
          6.7.          Interest Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
          6.8.          Working Capital.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
          6.9.          Total Liabilities to Net Worth. . . . . . . . . . . . . . . . . . . . .   50
          6.10.         Execution of Supplemental Instruments . . . . . . . . . . . . . . . . .   50
          6.11.         Payment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .   50
          6.12.         Standards of Financial Statements . . . . . . . . . . . . . . . . . . .   50
          6.13.         Maintenance of Equipment  . . . . . . . . . . . . . . . . . . . . . . .   51
          6.14.         Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . .   51

VII.      NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
          7.1.  Merger, Consolidation, Acquisition and Sale of Assets   . . . . . . . . . . . .   53
          7.2.          Creation of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          7.3.          Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          7.4.          Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          7.5.          Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          7.6.          Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . .   56
          7.7.          Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          7.8.          Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
          7.9.          Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . .   57
          7.10.         Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . .   57
          7.11.         Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
          7.12.         Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
          7.13.         Fiscal Year and Accounting Changes  . . . . . . . . . . . . . . . . . .   58
          7.14.         Pledge of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
          7.15.         Amendment of Articles of Incorporation, By-Laws . . . . . . . . . . . .   58
          7.16.         Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . .   58
          7.17.         Prepayment of Indebtedness. . . . . . . . . . . . . . . . . . . . . . .   59
          7.18.         Negative Pledge.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

VIII.     CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          8.1.          Conditions to Initial Advances  . . . . . . . . . . . . . . . . . . . .   60
                        (a)     Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                        (b)     Filings, Registrations and Recordings   . . . . . . . . . . . .   60
                        (c)     Corporate Proceedings of Obligors   . . . . . . . . . . . . . .   60
                        (d)     Incumbency Certificates of the Obligor  . . . . . . . . . . . .   61
                        (e)     Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .   61
                        (f)     Good Standing Certificates  . . . . . . . . . . . . . . . . . .   61
                        (g)     Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . .   61
                        (h)     No Litigation   . . . . . . . . . . . . . . . . . . . . . . . .   61
                        (i)     Financial Condition Opinions  . . . . . . . . . . . . . . . . .   61
                        (j)     Collateral Examination  . . . . . . . . . . . . . . . . . . . .   61
                        (k)     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                        (l)     Pro Forma Financial Statements  . . . . . . . . . . . . . . . .   62
                        (m)     Intercreditor Agreements  . . . . . . . . . . . . . . . . . . .   62
                        (n)     Other Documents   . . . . . . . . . . . . . . . . . . . . . . .   62
                        (o)     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                        (p)     Environmental Reports   . . . . . . . . . . . . . . . . . . . .   62
                        (q)     Payment Instructions  . . . . . . . . . . . . . . . . . . . . .   62

                                Table of Contents

                                                                                                Page
                        (r)     Blocked Accounts  . . . . . . . . . . . . . . . . . . . . . . .   62
                        (s)     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                        (t)     No Adverse Material Change  . . . . . . . . . . . . . . . . . .   63
                        (u)     Leasehold Agreements.   . . . . . . . . . . . . . . . . . . . .   63
                        (v)     Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                        (w)     Contract Review.  . . . . . . . . . . . . . . . . . . . . . . .   63
                        (x)     Closing Certificate   . . . . . . . . . . . . . . . . . . . . .   63
                        (y)     Initial Advances  . . . . . . . . . . . . . . . . . . . . . . .   64
                        (z)     Undrawn Availability  . . . . . . . . . . . . . . . . . . . . .   64
                        (aa)    Other   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
          8.2.          Conditions to Each Advance  . . . . . . . . . . . . . . . . . . . . . .   64
                        (a)     Representations and Warranties  . . . . . . . . . . . . . . . .   64
                        (b)     No Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   64
                        (c)     Maximum Advances  . . . . . . . . . . . . . . . . . . . . . . .   65

IX.       INFORMATION AS TO OBLIGOR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          9.1.          Disclosure of Material Matters  . . . . . . . . . . . . . . . . . . . .   65
          9.2.          Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          9.3.          Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          9.4.          Material Occurrences  . . . . . . . . . . . . . . . . . . . . . . . . .   66
          9.5.          Government Receivables  . . . . . . . . . . . . . . . . . . . . . . . .   66
          9.6.          Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . .   66
          9.7.          Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . .   67
          9.8.          Monthly Financial Statements  . . . . . . . . . . . . . . . . . . . . .   67
          9.9.          Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
          9.10.         Additional Information  . . . . . . . . . . . . . . . . . . . . . . . .   67
          9.11.         Projected Operating Budget  . . . . . . . . . . . . . . . . . . . . . .   68
          9.12.         Variances From Operating Budget . . . . . . . . . . . . . . . . . . . .   68
          9.13.         Notice of Suits, Adverse Events . . . . . . . . . . . . . . . . . . . .   68
          9.14.         ERISA Notices and Requests  . . . . . . . . . . . . . . . . . . . . . .   68
          9.15.         Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . .   69

X.        EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

XI.       LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT  . . . . . . . . . . . . . . . . . . . . .   72
          11.1.         Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .   72
          11.2.         ACM Agent's Discretion  . . . . . . . . . . . . . . . . . . . . . . . .   74
          11.3.         Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
          11.4.         Rights and Remedies not Exclusive . . . . . . . . . . . . . . . . . . .   74

XII.      WAIVERS AND JUDICIAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
          12.1.         Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
          12.2.         Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
          12.3.         Jury Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

XIII.     EFFECTIVE DATE AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
          13.1.         Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
          13.2.         Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

XIV.      REGARDING THE ACM AGENT AND THE CO-AGENTS . . . . . . . . . . . . . . . . . . . . . .   75


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                                Table of Contents

                                                                                                Page
          14.1.         Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
          14.2.         Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
          14.3.         Lack of Reliance on ACM Agent, Co-Agents and Resignation  . . . . . . .   77
          14.4.         Certain Rights of ACM Agent and Co-Agents . . . . . . . . . . . . . . .   77
          14.5.         Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
          14.6.         Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
          14.7.         Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
          14.8.         ACM Agent and Co-Agents in their Individual Capacity  . . . . . . . . .   79
          14.9.         Delivery of Documents . . . . . . . . . . . . . . . . . . . . . . . . .   79
          14.10.        Borrowers' Undertaking to ACM Agent and Co-Agents . . . . . . . . . . .   79

XV.       BORROWING AGENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
          15.1.         Borrowing Agency Provisions . . . . . . . . . . . . . . . . . . . . . .   79
          15.2.         Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . .   80

XVI.      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
          16.1.         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
          16.2.         Entire Understanding  . . . . . . . . . . . . . . . . . . . . . . . . .   81
          16.3.         Successors and Assigns; Participations; New Lenders . . . . . . . . . .   82
          16.4.         Application of Payments . . . . . . . . . . . . . . . . . . . . . . . .   84
          16.5.         Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
          16.6.         Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
          16.7.         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
          16.8.         Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
          16.9.         Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
          16.10.        Consequential Damages . . . . . . . . . . . . . . . . . . . . . . . . .   86
          16.11.        Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
          16.12.        Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
          16.13.        Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
          16.14.        Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

XVII.     GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
                        17.1.   Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
                        17.2.   No Impairment   . . . . . . . . . . . . . . . . . . . . . . . .   87
                        17.3.   Guaranty Absolute   . . . . . . . . . . . . . . . . . . . . . .   87
                        17.4.   Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                        17.5.   Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                        17.6.   Payments from Guarantor   . . . . . . . . . . . . . . . . . . .   89
                        17.7.   No Termination  . . . . . . . . . . . . . . . . . . . . . . . .   89
                        17.8.   Recapture   . . . . . . . . . . . . . . . . . . . . . . . . . .   90

                             EXHIBITS AND SCHEDULES

SCHEDULES

Schedule 1.2                 -  Permitted Liens
Schedule 1.2A                -  Real Property
Schedule 4.5                 -  Inventory Locations
Schedule 4.6                 -  Record Retention Policy of the Holdings Group
Schedule 4.15(c)             -  Chief Executive Offices
Schedule 5.2(a)              -  States of Incorporation and Qualification to do Business
Schedule 5.2 (b)             -  Subsidiaries
Schedule 5.4                 -  Tax Identification Numbers
Schedule 5.6                 -  Corporate Names
Schedule 5.7                 -  Environmental Compliance
Schedule 5.8(b)              -  Pending Litigation
Schedule 5.8(d)              -  Benefit Plans
Schedule 5.9                 -  Patents, Trademarks, Copyrights and Licenses
Schedule 5.10                -  Licenses and Permits
Schedule 5.14                -  Labor Disputes and Contracts
Schedule 7.2                 -  Indebtedness Secured by Liens on Equipment, Real Property or General Intangibles
Schedule 7.3                 -  Guarantees
Schedule 7.8                 -  Indebtedness
Schedule 7.10                -  Management Fees


EXHIBITS

Exhibit 2.1(a)               -  Revolving Credit Note
Exhibit 2.8                  -  Letter of Credit and Security Agreement
Exhibit 5.5(b)               -  Cash Flow Projections and Balance Sheets
Exhibit 8.1(i)               -  Officers Certificates
Exhibit 16.3                 -  Commitment Transfer Supplement

                                REVOLVING CREDIT,
                                    GUARANTY
                                      AND
                               SECURITY AGREEMENT


         Revolving Credit, Guaranty and Security Agreement dated February __, 1995 among NEWPORT STEEL CORPORATION, a corporation organized under the laws of the State of Kentucky ("Newport"), KOPPEL STEEL CORPORATION, a corporation organized under the laws of the State of Pennsylvania ("Koppel"), and IMPERIAL ADHESIVES, INC., a corporation organized under the laws of the State of Ohio ("Imperial") (each a "Borrower" and, jointly and severally, the "Borrowers"), NS GROUP, INC., a corporation organized under the laws of the State of Kentucky ("Holdings"), ERLANGER TUBULAR CORPORATION, a corporation organized under the laws of the State of Oklahoma ("Erlanger"), N SUB I, INC., a corporation organized under the laws of the State of Kentucky ("N SUB I"), NORTHERN KENTUCKY AIR, INC., a corporation organized under the laws of Kentucky ("Air"), NORTHERN KENTUCKY MANAGEMENT, INC., a corporation organized under the laws of the State of Kentucky ("Management") (each a "Guarantor" and, jointly and severally, the "Guarantors"), the undersigned financial institutions and any financial institution that hereafter becomes a lender hereunder (collectively, the "Lenders" and individually a "Lender") THE BANK OF NEW YORK COMMERCIAL CORPORATION ("BNYCC"), a corporation organized under the laws of the State of New York, PNC BANK OHIO, NATIONAL ASSOCIATION ("PNC"), BNYCC and PNC as co-agents for Lenders (BNYCC and PNC in such capacity, the "Co-Agents") and BNYCC as administrative and collateral monitoring agent for the Lenders (BNYCC, in such capacity, the "ACM Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of Borrowers, Guarantors, Lenders, ACM Agent and Co-Agents hereby agree as follows:

I.          DEFINITIONS.

            1.1. Accounting Terms. As used in this Agreement, the Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP;
provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Obligors for the fiscal year ended September 24, 1994.

            1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                        "Accountants" shall have the meaning set forth in
Section 9.6 hereof.

                        "Advances" shall mean and include the Revolving Advances and Letters of Credit.

                        "Advance Rates" shall have the meaning set forth in
Section 2.1(a) hereof.

                        "Affiliate" of any specified Person shall mean (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person, or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any specified Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, so long as John B. Lally does not own more than 10% of the common stock of Holdings, L.B. shall not be deemed an Affiliate of any member of the Holdings Group.

                        "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and
(ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                        "Authority" shall have the meaning set forth in Section 6.14(d).

                        "Bank" shall mean The Bank of New York, a New York banking corporation.

                        "Blocked Accounts" shall have the meaning set forth in
Section 4.15(h).

                        "BNYCC" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                        "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                        "Borrowing Agent" shall mean Holdings.

                        "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to Domestic Rate Loans and other references used herein, any day other than a day on which commercial banks in New York are authorized or required by law to close.

                        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section
Section 9601 et seq.

                        "Change of Ownership" shall mean the occurrence of one or more of the following events:

                        (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Holdings to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Person described in clause (a) of the definition of Affiliate;

                        (b) the consummation of any consolidation or merger of Holdings with or into another corporation with the effect that the stockholders of Holdings immediately prior to the date of the consolidation or merger hold immediately after such merger or consolidation less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger, or the corporation resulting from such consolidation, ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                        (c) the stockholders of Holdings shall approve any plan or proposal for the liquidation or dissolution of Holdings;

                        (d) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of securities of Holdings representing 30% or more of the combined voting power of the then outstanding securities of Holdings ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of the directors; and

                        (e) a Person or Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of Holdings such that such nominees, when added to any existing directors remaining on the Board of Directors of Holdings after such election who are Affiliates of such Person or Group of Persons, will constitute a majority of the Board of Directors of Holdings;

                            provided that the Person or Group of Persons
referred to in clauses (a), (d) and (e) shall not mean Clifford Borland or any Group of Persons the majority of the voting equity interests of which is beneficially owned by Clifford Borland.

                        "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates. For purposes of the definition of "Charges", the term "Affiliates" shall exclude officers and directors of any member of The Holdings Group, acting as individuals in their personal financial affairs.

                        "Closing Date" shall mean February __, 1995 or such other date as may be agreed to by the parties hereto.

                        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                        "Collateral" shall mean and include:

                                  (a)      all Receivables;

                                  (b)      all General Intangibles;

                                  (c)      all Inventory;

                                  (d)      all of each Obligor's right, title
and interest in and to (i) its respective merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Obligor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Obligor from any Customer relating to the Receivables; (iv) warranty claims relating to Inventory; (v) with respect to the Receivables, Inventory and General Intangibles, all of each Obligor's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; and (vi) if and when obtained by any Obligor, all real and personal property of third parties in which such Obligor has been granted a lien or security interest as security for the payment or enforcement of Receivables;

                                  (e)      all of each Obligor's ledger sheets,
ledger cards, files, correspondence, records, books of account, business papers, computer software (whether owned by any Obligor or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), or (d) of this Paragraph; and

                                  (f)      all proceeds and products of (a),
(b), (c), (d), or (e), in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents and tort claim proceeds.

                        Notwithstanding any provision of the definition of "Receivables", "Inventory" or "General Intangibles" or under this definition of "Collateral", Collateral shall not include Equipment, Real Property or "general intangibles" (as that term is defined in the Uniform Commercial Code) not included in the definition of "General Intangibles" set forth in this Agreement or the proceeds of any of the foregoing.

                        "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) hereof.

                        "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to ACM Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                        "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Obligor's business, including, without limitation, any consents required under all applicable federal, state or other applicable law.

                        "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under Section 414 of the Code.

                        "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Holdings on a Consolidated Basis and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Holdings on a Consolidated Basis as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate to any Obligor unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of any Obligor, or (c) the cash surrender value of any life insurance policy.

                        "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Holdings on a Consolidated Basis, as at such date, but in any event including, without limitation or duplication, the amounts of (a) all Indebtedness of Holdings on a Consolidated Basis payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of any Obligor (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and (e) all outstanding Revolving Advances.

                        "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Obligor, pursuant to which such Obligor is to deliver any personal property or perform any services.

                        "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                        "Default Rate" shall have the meaning set forth in
Section 3.1 hereof.

                        "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

                        "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

                        "Dollars" and the sign "$" shall mean lawful money of the United States of America.

                        "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                        "EBITDA" shall mean net income of Holdings on a Consolidated Basis before interest and taxes exclusive of depreciation, amortization, extraordinary gains and losses and all other non-cash charges.

                        "Eligible Inventory" shall mean and include with respect to each Borrower Inventory of such Borrower excluding work in process of Imperial, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in ACM Agent's opinion, obsolete, slow moving or unmerchantable and which ACM Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as ACM Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of ACM Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

                        "Eligible Receivables" shall mean and include with respect to each Borrower each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which ACM Agent, in its reasonable discretion, shall deem to be an Eligible Receivable, based on such considerations as ACM Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to ACM Agent's perfected security interest and no other Lien other than Permitted Encumbrances, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

                        (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                        (b) it is due or unpaid on the later of (i) ninety (90) days after the original invoice date or (ii) sixty (60) days after the original due date;

                        (c) twenty-five percent (25%) or more of the Receivables from the Customer are not deemed Eligible Receivables hereunder;

                        (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                        (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                        (f) the sale is to a Customer outside the continental United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to ACM Agent in its reasonable discretion;

                        (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                        (h) ACM Agent believes, in its reasonable discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                        (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower effectuates an assignment of its right to payment of such Receivable to ACM Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub- Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                        (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                        (k) the Receivables of the Customer exceed a credit limit determined by ACM Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit, which credit limit for L.B. shall be $1,000,000 as of the Closing Date;

                        (l) to the extent that such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, or the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

                        (m) the applicable Borrower has made any agreement with a Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                        (n) shipment of the merchandise or the rendition of services has not been completed;

                        (o) any return, rejection or repossession of the merchandise has occurred;

                        (p) such Receivable is not payable to a Borrower; or

                        (q) such Receivable is not otherwise satisfactory to ACM Agent as determined in good faith by ACM Agent in the exercise of its discretion in a reasonable manner.

                        "Environmental Complaint" shall have the meaning set forth in Section 6.14(d) hereof.

                        "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                        "Equipment" shall mean and include as to each Obligor all of such Obligor's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures (as that term is defined in the Uniform Commercial Code and include, without limitation, all goods that after placement on the real property become component parts of real property, buildings and other constructions and which are used in the conduct of the trade, business, occupation or other commercial or industrial activity of the members of the Holdings Group), parts, accessories and all replacements and substitutions therefor or accessions thereto, tools, shelving, displays, cases, accessories, motors and engines and with respect to the foregoing, all attachments, components, equipment and accessories installed thereon or affixed thereto.

                        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                        "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                        "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher one hundredth of one (.01%) percent) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under

Regulation D of the Board of Governors of the Federal Reserve System.

                        "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                        "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                        "Formula Amount" shall have the meaning set forth in
Section 2.1(a).

                        "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                        "General Intangibles" shall mean and include as to each Obligor certain of such Obligor's general intangibles, whether now owned or hereafter acquired consisting of all (a) choses in action and causes of action (as same relate to the Collateral), (b) customer lists, tax refunds and tax refund claims, (c) computer programs relating to the Collateral, (d) claims under guaranties relating to any Receivables, (e) security interests or other security held by or granted to such Obligor to secure payment of any of the Receivables by a Customer and (f) rights of indemnification (as same relate to the Collateral).

                        "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                        "Guarantor" or "Guarantors" shall have the meaning set forth in the preamble to this Agreement and shall include any other Person who becomes a party to a Guaranty or to a separate agreement guaranteeing the Obligations to ACM Agent for the benefit of Lenders, and shall extend to all permitted successors and assigns of such Persons.

                        "Guaranty" shall mean any guaranty executed by any Person guaranteeing the Obligations to ACM Agent for the benefit of Lenders, as same may be amended from time to time.

                        "Hazardous Discharge" shall have the meaning set forth in Section 6.14(d) hereof.

                        "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                        "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                        "Holdings Group" shall mean Holdings and each of its Subsidiaries (including each Borrower and each of its Subsidiaries).

                        "Holdings on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of the Holdings Group.

                        "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                        "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Borrower an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of such Borrower, plus
(b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Borrower; minus (c) the aggregate amount of Letters of Credit issued, caused to be issued or created on behalf of such Borrower, minus (d) such reserves as ACM Agent may reasonably deem proper and necessary from time to time.

                        "Individual Maximum Inventory Advance Amount" shall mean $10,000,000 with respect to Newport, $10,000,000 with respect to Koppel and $2,700,000 with respect to Imperial.

                        "Individual Maximum Revolving Advance Amount" shall mean
(a) on the Closing Date, with respect to Newport, $20,250,000, with respect to Koppel, $20,250,000, and with respect to Imperial $4,500,000 and (b) at such time as the Maximum Revolving Amount is increased to $50,000,000, with respect to Newport $22,500,000, with respect to Koppel $22,500,000 and with respect to Imperial $5,000,000.

                        "Insolvency Law" shall have the meaning set forth in
Section 17.2 hereof.

                        "Intercompany Notes" shall mean the intercompany notes to be issued by Koppel, Newport and Erlanger in favor of Holdings in connection with the Public Offering.

                        "Intercreditor Agreements" shall mean the respective Intercreditor Agreements dated as of the Closing Date between Lenders and Commonwealth of Pennsylvania, City of Dayton, and, upon the consummation of the Public Offering, (i) an intercreditor agreement with the Trustee or collateral agent for the holders of the debt issued in connection with such Public Offering, and (ii) an intercreditor agreement with Holdings with respect to the Intercompany Notes.

                        "Interest Coverage Ratio" shall mean and include with respect to any fiscal period, the ratio of (a) EBITDA to (b) interest expense of Holdings on a Consolidated Basis.

                        "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b) and (c).

                        "Inventory" shall mean and include as to each Obligor all of such Obligor's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, which goods, merchandise and other personal property are to be furnished under any contract of service or held for sale or lease in the ordinary course of such Obligor's business, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Obligor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                        "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(ii) hereof.

                        "L.B." shall mean L.B. Industries, Inc., a
[____________] corporation and its successors and assigns.

                        "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a permitted transferee, successor or assign of any Lender.

                        "Letters of Credit" shall have the meaning set forth in
Section 2.8.

                        "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

                        "LIBOR" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Bank two (2) Business Days prior to the first day of such Interest Period for the offering by the Bank to prime commercial banks in the London interbank Eurodollar market of Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Rate Loan.

                        "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                        "Maximum Revolving Advance Amount" shall mean $45,000,000 on the Closing Date and $50,000,000 at such time as an additional Lender commits to lend Borrowers an additional $5,000,000 in the aggregate, upon the terms and conditions set forth herein, subject to the provisions of Section 7.1(a)(i) and (iii) hereof.

                        "Monthly Advances" shall have the meaning set forth in
Section 3.1 hereof.

                        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                        "Net Worth" at a particular date, shall mean (a) the aggregate amount of all assets of Holdings on a Consolidated Basis as may properly be classified as such in accordance with GAAP consistently applied less
(b) the aggregate amount of all Indebtedness of Holdings on a Consolidated
Basis.

                        "Notes" shall mean the Revolving Credit Notes.

                        "Obligations" shall mean and include any and all of each Obligor's Indebtedness and/or liabilities to ACM Agent, the Co-Agents or Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under this Agreement, the Other Documents or relating to the Indebtedness incurred hereunder.

                        "Obligor" or "Obligors" shall mean, jointly and severally, each Borrower and each Guarantor.

                        "Other Documents" shall mean the Note, any Guaranty, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Obligor and/or delivered to Co-Agents, ACM Agent or any Lender in respect of the transactions contemplated by this Agreement.

                        "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                        "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                        "Payment Office" shall mean initially 1290 Avenue of the Americas, New York, New York; thereafter, such other office of ACM Agent, if any, which it may designate by notice to Borrowing Agent to be the Payment Office.

                        "Permitted Encumbrances" shall mean (a) Liens in favor of ACM Agent for the benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Obligors; provided, that, the Lien shall have no effect on the priority of the Liens in favor of ACM Agent or the value of the assets in which ACM Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect;
(c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which ACM Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Obligors' business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Obligors' business with respect to obligations which are not due or which are being contested in good faith by the applicable Obligor; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the applicable Obligor and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2.

                        "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

                        "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Obligor or any member of the Controlled Group or any such Plan to which such Obligor or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                        "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                        "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof.

                        "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.

                        "Projections" shall have the meaning set forth in
Section 5.5(b) hereof.

                        "Public Offering" shall mean an underwritten public debt offering by Holdings of at least $95,000,000 in aggregate principal amount.

                        "Purchasing Lender" shall have the meaning set forth in
Section 16.3(c) hereof.

                        "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to ACM Agent.

                        "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 et seq., as same may be amended from time to time.

                        "Real Property" shall mean all of Obligors' right, title and interest in and to their premises including, without limitation, the premises set forth on Schedule 1.2A attached hereto.

                        "Receivables" shall mean and include as to each Obligor all of the following assets of such Obligor which arise out of or in connection with the sale or lease of Inventory or the rendition of services: all accounts, contract rights, instruments (including those evidencing indebtedness among Obligors and their

Affiliates except the Intercompany Notes), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Obligor, including guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to ACM Agent hereunder.

                        "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(i) hereof.

                        "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                        "Required Lenders" shall mean Lenders holding at least sixty percent (60%) of the Advances.

                        "Revolving Advances" shall mean Advances made other than Letters of Credit.

                        "Revolving Credit Notes" shall mean the promissory notes referred to in Section 2.1(a) hereof.

                        "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one (1%) percent with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus two and three quarters (2 3/4%) percent with respect to Eurodollar Rate Loans.

                        "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                        "Subsidiary" shall mean with respect to a Person, a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                        "Tangible Net Worth" shall mean, at a particular date,
(a) the aggregate amount of all assets of Holdings on a Consolidated Basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Holdings on a Consolidated Basis.

                        "Term" shall mean the Closing Date through February __, 1998, as same may be extended in accordance with the provisions of Section 13.1 hereof.

                        "Termination Date" shall have the meaning set forth in
Section 13.1 hereof.

                        "Termination Event" shall mean (i) a reportable event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Obligor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Obligor or any member of the Controlled Group from a Multiemployer Plan.

                        "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section Section 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                        "Transactions" shall have the meaning set forth in
Section 5.5(a) hereof.

                        "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

                        "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms.

                        "Week" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

                        "Working Capital" at a particular date, shall mean the excess, if any, of Current Assets over Current Liabilities at such date.

            1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

            1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.         ADVANCES, PAYMENTS.

            2.1. (a) Total Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of
(x) the Maximum Revolving Advance Amount less the aggregate undrawn amount of outstanding Letters of Credit or (y) an amount equal to:

                        (i) up to 85%, subject to the provisions of Section 2.1(c) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                        (ii) up to 40% on the Closing Date and 50% at such time as ACM Agent is satisfied in its reasonable discretion that Borrowers maintain Inventory records with sufficient detail to permit ACM Agent or its employees or agents to perform test counts on the Inventory, subject to the provisions of Section 2.1(c) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"); provided, however, the maximum amount of outstanding Advances against Eligible Inventory shall not exceed the sum of all Borrowers' Individual Maximum Inventory Advance Amounts in the aggregate at any one time, minus

                        (iii) the aggregate undrawn amount of outstanding Letters of Credit minus

                        (iv) such reserves as ACM Agent may reasonably deem proper and necessary from time to time (including without limitation, reserves due to the existence of any Hazardous Discharge or Environmental Complaint to which Borrowers fail to respond and where such failure could reasonably be determined to have a material adverse effect on the business of the Holdings Group taken as a whole; provided, however, to the extent such reserves are established as a result of Collateral being located on a portion of the Real Property with respect to which such Hazardous Discharge or Environmental Complaint relates, upon such Collateral no longer being potentially or actually subject to a lien in favor of any Authority, such reserves shall be released).

            The amount derived from the sum of Sections 2.1(a)(i) and (ii) minus
(iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit Notes") substantially in the form attached hereto as
Exhibit 2.1(a).

                        (b) Individual Revolving Advances. Each Lender, severally and not jointly, will make Revolving Advances to each Borrower in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) such Borrower's Individual Maximum Revolving Advance Amount or (y) such Borrower's Individual Formula Amount.

                        (c) Discretionary Rights. The Advance Rates may be increased or decreased by ACM Agent at any time and from time to time upon five
(5) days notice to Borrowing Agent in the exercise of its reasonable business judgment and with the consent of the Required Lenders; provided, however, the Receivable Advance Rate shall be decreased only if ACM Agent believes that such decrease is necessary for reasons relating to either an increase in dilution or any other deterioration of the Receivables.

            2.2.        Procedure for Borrowing Revolving Advances.

                        (a) Borrowing Agent on behalf of any Borrower may notify ACM Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Document become due, the same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with ACM Agent any Co-Agent or Lenders, and such request shall be irrevocable.

                        (b) Notwithstanding the provisions of (a) above, in the event Borrowing Agent, on behalf of any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give ACM Agent at least three (3) Business Days' prior written notice; specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount to be borrowed, which amount on the date of such Advance shall be an integral multiple of $1,000,000 and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months. There shall not be an aggregate amount of Eurodollar Rate Loans outstanding at any time in excess of $20,000,000.

                        (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that:

                              (i) any Interest Period which would otherwise end
on a day which is not a Business Day shall be the next preceding or succeeding Business Day as is the Bank's custom in the market to which such Eurodollar Rate Loan relates;

                             (ii) no Interest Period shall end after the last
day of the Term; and

                            (iii) any Interest Period which begins on a day
for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month.

            Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to ACM Agent pursuant to Section 2.2(b) or by its notice of conversion given to ACM Agent pursuant to
Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to ACM Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If ACM Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, each applicable Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                        (d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan or Domestic Rate Loan, convert any such loan into a loan of another type in the same aggregate principal amount. If a Borrower desires to convert a loan, Borrowing Agent shall give Lender not less than three (3) Business Days' prior written notice, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than nine (9) Eurodollar Rate Loans, in the aggregate.

                        (e) Any Borrower may prepay any Eurodollar Rate Loan in whole at any time, with accrued interest on the principal being prepaid to the date of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, each Borrower shall indemnify ACM

Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

                        (f) Each Borrower shall indemnify ACM Agent, Co-Agents and Lenders and hold ACM Agent, Co-Agents and Lenders harmless from and against any and all losses or expenses that ACM Agent, Co-Agents and Lenders may sustain or incur as a consequence of any prepayment or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by ACM Agent, Co-Agents or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by ACM Agent, any Co-Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                        (g) Notwithstanding any other provision hereof, if any new applicable law, treaty, regulation or directive, or any change in any existing law, treaty or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from ACM Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not applicable to such Eurodollar Rate Loan, Borrowers shall pay Lenders, within ten (10) days of presentation of the certification hereinafter referred to, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by ACM Agent, any Co-Agent or any Lender to Borrowers shall be conclusive absent manifest error. Notwithstanding the provisions of this Section 2.2(g), if Borrowers elect to terminate this Agreement and repay the Obligations hereunder solely as a result of the financial impact of this Section 2.2(g) and within ninety (90) days of the imposition of such requirements and, if such prepayment is made either through the proceeds of a public offering of debt or securities, or through a refinancing with a financial institution that does not require Borrowers to make such payments, then Borrowers shall not be required to pay Lenders the early termination fee set forth in Section 13.1 hereof.

            2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place ACM Agent may designate from time to time and, together with any and all other Obligations of Obligors to ACM Agent, Co-Agents or Lenders, shall be charged to Borrowers' account on ACM Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by the Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at the Bank, or such other bank as Borrowing Agent may designate following notification to ACM Agent, in Federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to ACM Agent to be applied to the outstanding Obligations giving rise to such deemed request.

            2.4. Maximum Advances. The aggregate balance of Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount. The aggregate balance of Advances outstanding to any Borrower at any time shall not exceed the lesser of such Borrower's (a) Individual Formula Amount or (b) Individual Maximum Revolving Advance Amount.

            2.5. Repayment of Advances.

                        (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                        (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by ACM Agent on the date received. In consideration of ACM Agent's agreement to conditionally credit Borrowers' account as of the Business Day on which ACM Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by ACM Agent on account of the Obligations one (1) Business Day after confirmation to ACM Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h) hereof, that such items of payment have been wire transferred or sent by electronic depository check and finally credited to ACM Agent's account. ACM Agent is not, however, required to credit Borrowers' account for the amount of any item of payment which is unsatisfactory to ACM Agent and ACM Agent may charge the Borrowers' account for the amount of any item of payment which is returned to ACM Agent unpaid.

                        (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to ACM Agent at the Payment Office not later than

1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in Federal funds or other funds immediately available to ACM Agent. ACM Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' account or by making Advances as provided in Section 2.2 hereof.

                        (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

            2.6. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

            2.7. Statement of Account. ACM Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by ACM Agent to record the date and amount of any Advance shall not adversely affect ACM Agent or any Lender. For each month, ACM Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless ACM Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of ACM Agent with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

            2.8. Letters of Credit. Subject to the terms and conditions hereof, the ACM Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Newport or Koppel, provided, however, that the ACM Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that ACM Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit issued for such Borrower would then cause the sum of (i) the outstanding Revolving Advances to such Borrower plus (ii) the outstanding Letters of Credit issued or caused to be issued on behalf of such Borrower (with the requested Letter of Credit deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) such Borrower's Individual Maximum Revolving Advance Amount or (y) such Borrower's Individual Formula Amount (assuming that (c) of the definition of Individual Formula Amount is deemed to be $0). The maximum amount of outstanding Letters of Credit shall not exceed $4,000,000 for the benefit of Newport or $2,000,000 for the benefit of Koppel in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate with respect to Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.8.

            2.9.        Issuance of Letters of Credit.

                        (a) Borrowing Agent on behalf of Newport or Koppel may request ACM Agent to issue or cause the issuance of a Letter of Credit by delivering to ACM Agent at the Payment Office, ACM Agent's standard form of Letter of Credit and Security Agreement in the form attached hereto as Exhibit 2.8, together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of ACM Agent; and, such other certificates, documents and other papers and information as ACM Agent may reasonably request.

                        (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term; provided, however, if Borrowers request Lenders to provide a Letter of Credit with an expiration date later than the last day of the Term, Lenders may elect to provide such Letter of Credit if, among other things to be determined by Lenders in their reasonable discretion, at the time of the issuance thereof Borrowers provide Lenders with cash collateral equal to the face amount of the Letter of Credit. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

            2.10.       Requirements For Issuance of Letters of Credit.

                        (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold ACM Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by ACM Agent and any Lender, and expenses and reasonable attorneys' fees incurred by ACM Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Newport or Koppel.

Borrowers shall be bound by ACM Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for its account, although this interpretation may be different from its own; and, neither ACM Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for ACM Agent's or any Lender's or such correspondents' gross (not mere) negligence or willful misconduct.

                        (b) Borrowing Agent shall authorize and direct any bank which issues a Letter of Credit to name the applicable Borrower as the "Account Party" therein and to deliver to ACM Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon ACM Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                        (c) In connection with all Letters of Credit issued or caused to be issued by ACM Agent under this Agreement, each Borrower hereby appoints ACM Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or ACM Agent or ACM Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or ACM Agent's name, or in the name of ACM Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither ACM Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for ACM Agent's or its attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                        (d) Each Lender shall be deemed to have irrevocably purchased an undivided participation in ACM Agent's credit support enhancement provided to the issuing bank of any Letter of Credit and each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business

Days, ACM Agent shall promptly notify each Lender and upon ACM Agent's demand each Lender shall pay to ACM Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of ACM Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by ACM Agent of a repayment from any Borrower of any amount disbursed by ACM Agent for which ACM Agent had already been reimbursed by Lenders, ACM Agent shall deliver to each of Lenders that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) ACM Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

            2.11. Additional Payments. Any sums expended by ACM Agent or any Lender due to any Obligor's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Obligor's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' account as a Revolving Advance and added to the Obligations.

            2.12.       Manner of Borrowing and Payment.

                        (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

                        (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders.

                        (c) (i) Notwithstanding anything to the contrary contained in Sections 2.12(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by ACM Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by ACM Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, ACM Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by ACM Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide ACM Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then ACM Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                              (ii) Each Lender shall be entitled to earn
interest at the Revolving Interest Rate on outstanding Advances which it has funded.

                              (iii) Promptly following each Settlement Date, ACM
Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of ACM Agent shall be conclusive in the absence of manifest error.

                        (d) If any Lender or any Transferee (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                        (e) Unless ACM Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to ACM Agent, ACM Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to ACM Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. ACM Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to ACM Agent on a date after a Settlement Date, such Lender shall pay to ACM Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by ACM Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to ACM Agent. A certificate of ACM Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to ACM Agent by such Lender within three (3) Business Days after such Settlement Date, ACM Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that ACM Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

            2.13.       Mandatory Prepayments.

                        When any Borrower sells or otherwise disposes of any Collateral (other than Inventory in the ordinary course of business), Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one
(1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for ACM Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as ACM Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

III.        INTEREST AND FEES.

            3.1. Interest. Interest on Revolving Advances shall be payable in arrears on the last day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate with respect to Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence and declaration of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

            3.2.        Letter of Credit Fees.

                        Borrowers shall pay ACM Agent (i) for the ratable benefit of Lenders for issuing or causing the issuance of a Letter of Credit, a fee computed at a rate per annum of two and three quarters percent (2.75%) on the outstanding amount thereof from time to time, ("Letter of Credit Fees"), and
(ii) Bank's other customary charges payable in connection with Letters of Credit, as in effect from time to time (which charges shall be furnished to Borrowing Agent by ACM Agent upon request). Such fees and charges shall be payable (i) in the case of any Letter of Credit, on its opening (ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and
(B) upon each increase in the outstanding amount thereof, and (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                        Upon the occurrence and during the continuance of an Event of Default, or upon termination of this Agreement and on demand thereafter, Borrowers will cause cash to be deposited and maintained in an account with ACM Agent, as cash collateral, in an amount equal to outstanding Letters of Credit and each Borrower hereby irrevocably authorizes ACM Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Lender's possession at any time. ACM Agent will invest such cash collateral in such short-term money-market items as to which ACM Agent and Borrowing Agent mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

            3.3. (a) Closing Fee. Upon the execution of this Agreement, Borrowers shall pay to ACM Agent for the ratable benefit of Lenders a closing fee of $285,000.

                        (b) Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to ACM Agent for the ratable benefit of Lenders a fee at a rate equal to one-half of one percent (.5%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to ACM Agent in arrears on the last day of each month.

                        (c) Agency Fee. Upon the execution of this Agreement and on each anniversary of the Closing Date thereafter during the Term, Borrowers shall pay to ACM Agent an Agency Fee of $100,000 per annum. The Agency Fee shall be deemed earned in full by ACM Agent on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

             3.4. (a) Collateral Evaluation Fee. Borrowers shall pay ACM
Agent a collateral evaluation fee equal to $2,000 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                  (b) Collateral Monitoring Fee. Borrowers shall pay to
ACM Agent on the first day of each month following any month in which ACM Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by ACM Agent and which monitoring is undertaken by ACM Agent or for ACM Agent's benefit - a collateral monitoring fee in an amount equal to $600 per day for each person (other than ACM Agent's management personnel) employed to perform such monitoring and in an amount equal to $600 per day for each manager of ACM Agent performing such monitoring, plus all reasonable costs and disbursements incurred by ACM Agent in the performance of such examination or analysis.

             3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

             3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that ACM Agent or any Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

             3.7. Increased Costs. In the event that any new applicable law, treaty or governmental regulation, or any change in any existing law, treaty or governmental regulation or in the interpretation or application thereof, or compliance with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or authority, by any Lender (for purposes of this Section 3.7, the term "Lender" shall include ACM Agent, any Co-Agent or any Lender and any corporation or bank controlling ACM Agent, any Co-Agent or any Lender) and the office or branch where ACM Agent, any Co-Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans shall:

                        (a) subject ACM Agent, any Co-Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or change the basis of taxation of payments to ACM Agent, any Co-Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of ACM Agent, any Co-Agent or any Lender by the jurisdiction in which it maintains its principal office);

                        (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of ACM Agent, any Co-Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                        (c) impose on ACM Agent, any Co-Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents or any other Eurodollar Rate Loan;

and the result of any of the foregoing is to increase the cost to ACM Agent, any Co-Agent or Lender of making, renewing or maintaining its Advances hereunder by an amount that ACM Agent, any Co-Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that ACM Agent, any Co-Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay ACM Agent, any Co-Agent or such Lender within ten (10) days of presentation of the certification hereinafter referred to such additional amount as will compensate ACM Agent, any Co-Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. ACM Agent, any Co-Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error. Notwithstanding the provisions of this Section 3.7, if Borrowers elect to terminate this agreement and repay the Obligations hereunder solely as a result of the financial impact of this Section 3.7 within ninety (90) days of the imposition of such requirement and, if such prepayment is made either through the proceeds of a public offering, or through a refinancing with a financial institution that does not require Borrowers to make such payments, then Borrowers shall not be required to pay Lenders the early termination fee set forth in Section 13.1 hereof.

              3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that ACM Agent, any Co-Agent or any Lender shall have determined that:

                        (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period;

                        (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

ACM Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify ACM Agent no later than 10:00 a.m. (New York City time) two
(2) Business Days prior to the date of such proposed borrowing that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify ACM Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if the Borrowing Agent shall notify ACM Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

            3.9.        Capital Adequacy.

                        (a) In the event that ACM Agent, any Co-Agent or any Lender shall have determined that any new applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any existing law, rule, regulation or guideline or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, by ACM Agent, any Co- Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include ACM Agent, any Co-Agent or any Lender and any corporation or bank controlling ACM Agent, any Co-Agent or any Lender) and the office or branch where ACM Agent, any Co-Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans, has or would have the effect of reducing the rate of return on ACM Agent, any Co-Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which ACM Agent, any Co-Agent or such Lender could have achieved but for such adoption,


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


change or compliance (taking into consideration ACM Agent's, any Co-Agent and each Lender's policies with respect to capital adequacy) by an amount deemed by ACM Agent, any Co-Agent or any Lender to be material, then, from time to time, Borrowers shall pay to ACM Agent, any Co-Agent or such Lender within ten (10) days of presentation of the certificate referred to in Section 3.9(b) hereof such additional amount or amounts as will compensate ACM Agent, any Co-Agent or such Lender for such reduction. In determining such amount or amounts, ACM Agent, any Co-Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to ACM Agent, any Co-Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                        (b) A certificate of ACM Agent, any Co-Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate ACM Agent, any Co-Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

IV.         COLLATERAL:  GENERAL TERMS

            4.1. Security Interest in the Collateral. To secure the prompt payment and performance to ACM Agent, the Co- Agents and each Lender of the Obligations, each Obligor hereby assigns, pledges and grants to ACM Agent for the ratable benefit of each Lender, ACM Agent and the Co-Agents, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Obligor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect ACM Agent's security interest and shall cause its financial statements to reflect such security interest.

            4.2. Perfection of Security Interest. Each Obligor shall take all action that may be necessary or desirable, or that ACM Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of ACM Agent's security interest in the Collateral or to enable ACM Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances or Liens otherwise permitted under
Section 7.2, (ii) obtaining landlords' or mortgagees' lien waivers within twenty
(20) Business Days of ACM Agent's request for same, (iii) delivering to ACM Agent, endorsed or accompanied by such instruments of assignment as ACM Agent may specify, and stamping or marking, in such manner as ACM Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral within ten (10) Business Days of such Obligor's receipt of same, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to ACM Agent within twenty
(20) Business Days of ACM Agent's request for same, and (v) executing


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


and delivering financing statements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to ACM Agent, relating to the creation, validity, perfection, maintenance or continuation of ACM Agent's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees ACM Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations, or, at ACM Agent's option, shall be paid to ACM Agent for the ratable benefit of Lenders immediately upon demand.

            4.3. Disposition of Collateral. Each Obligor will (i) safeguard and protect all Collateral for ACM Agent's general account and within ten (10) Business Days of any request, take all action that ACM Agent may reasonably request to safeguard and protect the Collateral and (ii) make no disposition of any Collateral whether by sale, lease or otherwise except for the sale or other disposition of Collateral in the ordinary course of business.

            4.4. Preservation of Collateral. Following the occurrence of an Event of Default, and during the continuance thereof, in addition to the rights and remedies set forth in Section 11.1 hereof, ACM Agent: (a) may at any time take such steps as ACM Agent deems necessary to protect ACM Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as ACM Agent may deem appropriate; (b) may employ and maintain at any Obligor's premises a custodian who shall have full authority to do all acts necessary to protect ACM Agent's interests in the Collateral; (c) may lease warehouse facilities to which ACM Agent may move all or part of the Collateral; (d) subject to the terms of applicable Intercreditor Agreements, if any, may use any Obligor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) subject to the terms of applicable Intercreditor Agreements, if any, shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Obligor's owned or leased property. Each Obligor shall cooperate fully with all of ACM Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as ACM Agent may direct. All of ACM Agent's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations.

            4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to ACM Agent's security interest: (a) each Obligor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of its respective Collateral to ACM Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Obligor or delivered to ACM Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Obligor that appear on such documents and agreements shall be genuine and each Obligor shall have full capacity to execute same; and (d) each Obligor's Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of ACM Agent except in the ordinary course of business.

            4.6. Defense of ACM Agent's and Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, ACM Agent's interests in the Collateral shall continue in full force and effect; provided, however, so long as no Event of Default has occurred and is continuing, Obligors shall be permitted to destroy books and records, in the ordinary course of business and in accordance with the record retention policy of the Holdings Group described on Schedule 4.6 hereof. During such period no Obligor shall, without ACM Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, except for Permitted Encumbrances, any part of the Collateral. Each Obligor shall defend ACM Agent's interests in the Collateral against any and all Persons whatsoever. At any time following the occurrence and during the continuance of an Event of Default and upon demand by ACM Agent for payment of all Obligations, ACM Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If ACM Agent exercises this right to take possession of the Collateral, Obligors shall, upon demand, assemble it in the best manner possible and make it available to ACM Agent at a place reasonably convenient to ACM Agent. In addition, with respect to all Collateral, ACM Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Obligor shall, and ACM Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which ACM Agent holds a security interest to deliver same to ACM Agent and/or subject to ACM Agent's order and if they shall come into any Obligor's possession, they, and each of them, shall be held by such Obligor in trust as ACM Agent's trustee, and such Obligor will immediately deliver them to ACM Agent in their original form together with any necessary endorsement.

            4.7. Books and Records. Each Obligor shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants as shall then be regularly engaged by Obligors.

            4.8. Financial Disclosure. Each Obligor hereby irrevocably authorizes and directs all accountants and auditors employed by such Obligor at any time during the Term to exhibit and deliver to ACM Agent and each Lender copies of any of such Obligor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to ACM Agent and each Lender any information such accountants may have concerning such Obligor's financial status and business operations; however, ACM Agent and each Lender will attempt to obtain such information or materials directly from such Obligor prior to obtaining such information or materials from such accountants. Each Obligor hereby authorizes all federal, state and municipal authorities to furnish to ACM Agent and each Lender copies of reports or examinations relating to such Obligor, whether made by such Obligor or otherwise; however, ACM Agent and each Lender will attempt to obtain such information or materials directly from such Obligor prior to obtaining such information or materials from such authorities.

            4.9. Compliance with Laws. Each Obligor shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Obligor's business the non-compliance with which would have a material adverse effect on its respective Collateral, or the operations, business or condition (financial or otherwise) of such Obligor. Each Obligor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of ACM Agent to protect ACM Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

            4.10. Inspection of Premises. At all reasonable times and, so long as no Default or Event of Default has occurred and is continuing, with reasonable notice, ACM Agent or any Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Obligor's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Obligor's business. ACM Agent, any Lender and their agents may enter upon any Obligor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Obligor's business.

            4.11. Insurance. Each Obligor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Obligor's own cost and expense in amounts and with carriers acceptable to ACM Agent, each Obligor shall (a) keep all its insurable properties and properties in which each Obligor has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Obligor's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Obligor's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Obligor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Obligor is engaged in business; (e) furnish ACM Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to ACM Agent, naming ACM Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (b) above as such coverage relates to the Collateral, and providing (A) that all proceeds thereunder with respect to the Collateral shall be payable to ACM Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to ACM Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by ACM Agent and the applicable Obligor to make payment for such loss with respect to the Collateral to ACM Agent and not to such Obligor and ACM Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Obligor and ACM Agent jointly, ACM Agent may endorse such Obligor's name thereon and do such other things as ACM Agent may deem advisable to reduce the same to cash with respect to the Collateral. ACM Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above with respect to the Collateral. All loss recoveries received by ACM Agent upon any such insurance with respect to the Collateral may be applied to the Obligations, in such order as ACM Agent in its sole discretion shall determine; provided, however, that the obligations of Lenders to make Advances shall not be terminated due solely to such application of loss recoveries. Any surplus shall be paid by ACM Agent to Obligors or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Obligors to ACM Agent, on demand.

            4.12. Failure to Pay Insurance. If any Obligor fails to obtain insurance as hereinabove provided, or to keep the same in force, ACM Agent, if ACM Agent so elects, may obtain such insurance and pay the premium therefor for Obligors' account, and charge Borrowers' account therefor and such expenses so paid shall be part of the Obligations. ACM Agent shall endeavor to give notice of the payment of such premium to Borrowing Agent either simultaneously therewith or shortly thereafter, provided, however, ACM Agent shall have no liability to Obligors for failure to give such notice.

            4.13. Payment of Taxes. Each Obligor will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Obligor or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes except Charges being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Obligors and provided that no Lien shall be incurred that will affect the priority of the Liens in favor of ACM Agent or the value of the assets in which ACM Agent has a Lien, unless a stay of enforcement of any such Lien shall be in effect. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between any Obligor, ACM Agent, any Co-Agent or Lenders which ACM Agent, any Co-Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in ACM Agent's or Lender's opinion, may possibly create a valid Lien on the Collateral, ACM Agent may without notice to Obligors pay the Charges and each Obligor hereby indemnifies and holds ACM Agent, each Co-Agent and each Lender harmless in respect thereof. The amount of any payment by ACM Agent under this Section 4.13 shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations and, until Obligors shall furnish ACM Agent with an indemnity therefor (or supply ACM Agent with evidence satisfactory to ACM Agent that due provision for the payment thereof has been made), ACM Agent may hold without interest any balance standing to Obligors' credit and ACM Agent shall retain its security interest in any and all Collateral held by ACM Agent.

            4.14. Payment of Leasehold Obligations. Each Obligor shall at all times pay, when and as due (taking into account any applicable grace period), its rental obligations under all leases of Real Property under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect unless termination thereof could not reasonably be determined to have a material adverse effect on any Obligor or such Obligor's business or if less than $100,000 of Inventory is at the leased location to be terminated, and at ACM Agent's request will provide evidence of having done so.

            4.15.       Receivables.

                        (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Obligor, or work, labor or services theretofore rendered by a Obligor as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Obligor's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Obligors to ACM Agent.

                        (b) Solvency of Customers. Each Customer, to the best of each Obligor's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Obligor who are not solvent such Obligor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                        (c) Locations of Obligor. Each Obligor's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to ACM Agent by Borrowing Agent of any other office at which Obligor keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                        (d) Collection of Receivables. Until any Obligor's authority to do so is terminated by ACM Agent (which notice ACM Agent may give at any time following the occurrence of an Event of Default or when ACM Agent in its reasonable discretion deems it to be in Lenders' best interest to do so), each Obligor will, at such Obligor's sole cost and expense, but on ACM Agent's behalf and for ACM Agent's account, collect as ACM Agent's property and in trust for ACM Agent all amounts received on Receivables, and shall not commingle such collections with any Obligor's funds or use the same except to pay Obligations. Each Obligor shall, upon request, deliver to ACM Agent or the Blocked Accounts or the Depository Accounts in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness that represent proceeds of Collateral (excluding proceeds of tax refunds which are required to be delivered to ACM Agent upon request after an Event of Default).

                        (e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default, ACM Agent shall have the right to send notice of the assignment of, and ACM Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and thereafter, ACM Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. ACM Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' account and added to the Obligations.

                        (f) Power of ACM Agent to Act on Obligors' Behalf. ACM Agent shall have the right to receive, endorse, assign and/or deliver in the name of ACM Agent or any Obligor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and such Obligor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed to the extent permitted by law. Each Obligor hereby constitutes ACM Agent or ACM Agent's designee as such Obligor's attorney with power (A) at any time (i) to endorse such Obligor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral; (ii) to sign such Obligor's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Obligor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by ACM Agent to preserve, protect, or perfect ACM Agent's interest in the Collateral and to file same and (v) to do all other acts and things necessary to carry out this Agreement other than as provided for in subclause (B) below; and (B) following the occurrence and during the continuance of an Event of Default: (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of such Obligor's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables;
(v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Obligor's name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign such Obligor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. ACM Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Obligor to such address as ACM Agent may designate and to receive, open and dispose of all mail addressed to any Obligor.

                        (g) No Liability. Neither ACM Agent, any Co-Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom unless such damage arises from the willful misconduct or gross (not mere) negligence of ACM Agent, any Co-Agent or any Lender. Following the occurrence of an Event of Default, ACM Agent may, without notice or consent from any Obligor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. ACM Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Obligor, all without discharging or in any way affecting any Obligor's liability hereunder.

                        (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral (excluding proceeds of tax refunds which are required to be delivered to ACM Agent upon request after an Event of Default) shall, at the direction of ACM Agent, be deposited by Obligors into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as ACM Agent may require pursuant to an arrangement with such bank as may be selected by Obligors and be acceptable to ACM Agent. Obligors shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to ACM Agent, either to any account maintained by ACM Agent at said bank or by wire transfer to appropriate account(s) of ACM Agent. All funds deposited in any Blocked Account with respect to the Collateral shall immediately become the property of ACM Agent and Obligors shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither ACM Agent, any Co-Agent nor any Lender assumes any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, ACM Agent may establish depository accounts ("Depository Accounts") in the name of ACM Agent at a bank or banks for the deposit of such funds and Obligors shall deposit all proceeds of Collateral (excluding proceeds of tax refunds which are required to be delivered to ACM Agent upon request after an Event of Default) or cause same to be deposited, in kind, in such Depository Accounts of ACM Agent in lieu of depositing same to the Blocked Accounts.

                        (i) Adjustments. No Obligor will, without ACM Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Obligor.

            4.16. Inventory. All Inventory has been, and will be, produced by Obligor in accordance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

            4.17. Intentionally Omitted.

            4.18. Exculpation of Liability. Except as specifically provided in this Agreement, nothing herein contained shall be construed to constitute ACM Agent, any Co-Agent or any Lender as any Obligor's agent for any purpose whatsoever, nor shall ACM Agent, any Co-Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither ACM Agent, any Co-Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any Obligor's obligations under any contract or agreement assigned to ACM Agent any Co-Agent or such Lender, and neither ACM Agent, any Co-Agent nor any Lender shall be responsible in any way for the performance by any Obligor of any of the terms and conditions thereof.

            4.19. Financing Statements. Except as respects the financing statements filed by ACM Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.          REPRESENTATIONS AND WARRANTIES.

            Each Obligor represents and warrants as follows:

            5.1. Authority. Each Obligor has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Obligor's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Obligor's by-laws, certificate of incorporation or other applicable documents relating to such Obligor's formation or to the conduct of such Obligor's business or of any material agreement or undertaking to which such Obligor is a party or by which such Obligor is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Obligor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Obligor or its property is a party or by which it may be bound.

            5.2. Formation and Qualification. (a) Each Obligor is duly incorporated and in good standing under the laws of the applicable state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Obligor to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on such Obligor or its business. Each Obligor has delivered to ACM Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify ACM Agent of any amendment or changes thereto.

                        (b) The only Subsidiaries of each Obligor are listed on
Schedule 5.2 (b).

            5.3. Survival of Representations and Warranties. All representations and warranties of each Obligor contained in this Agreement and the Other Documents shall be true at the time of such Obligor's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

            5.4. Tax Returns. Each Obligor's federal tax identification number is set forth on Schedule 5.4. Each Obligor has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except those being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Obligors and provided that no Lien shall be incurred that will affect the priority of the Liens in favor of ACM Agent or the value of the assets in which ACM Agent has a Lien unless a stay of enforcement of any such Lien shall be in effect. Federal, state and local income tax returns of each Obligor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending [________________]. The provision for taxes on the books of each Obligor are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Obligor has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

            5.5. Financial Statements.

                        (a) The pro forma balance sheet of Holdings on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to ACM Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Holdings on a Consolidated Basis as of the Closing Date after giving effect to the Transactions. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of Holdings.

                        (b) The twelve-month cash flow projections of Holdings on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Holdings are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Obligors' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                        (c) The financial statements of Holdings on a Consolidated Basis and of each Obligor on a consolidating basis as of September 24, 1994, and the related statements of income, changes in stockholders' equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to ACM Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur), and present fairly the financial position of the Obligors and their Subsidiaries at such date and the results of their operations for such period. Since September 24, 1994, there has been no change in the condition, financial or otherwise, of Holdings on a Consolidated Basis, as shown on the consolidated balance sheet as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

            5.6. Corporate Name. No Obligor has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Obligor been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

            5.7. O.S.H.A. and Environmental Compliance.

                        Except as disclosed on Schedule 5.7:

                        (a) Each Obligor has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to any Obligor or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, except as could not reasonably be expected to have a material adverse effect on any Obligor or such Obligor's business.

                        (b) Each Obligor has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except for those licenses, certificates or permits the failure of which to obtain could not reasonably be determined to have a material adverse effect on any Obligor or such Obligor's business.

                        (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any

Real Property or any premises leased by any Obligor; (ii) neither the Real Property nor any premises leased by any Obligor has ever been used as a treatment, storage or disposal facility of Hazardous Waste in violation of any applicable Environmental Laws; and (iii) no Hazardous Substances are present on the Real Property or any premises leased by any Obligor, except for such amounts or concentration that could not result in liability under any applicable Environmental Laws, and excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Obligor or of its tenants.

            5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

                        (a) Obligors are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) Obligors are able to pay their obligations as they become due and Holdings on a Consolidated Basis does not have unreasonably small capital in order to carry on their business.

                        (b) Except as disclosed in Schedule 5.8(b), no Obligor has any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of materially and adversely affecting its business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of such Obligor to perform this Agreement.

                        (c) No Obligor is in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or its business, assets, operations or condition (financial or otherwise), or prospects, nor is any Obligor in violation of any order of any court, governmental authority or arbitration board or tribunal.

                        (d) No Obligor or any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Obligor and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Obligor or any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Obligor or any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Obligor or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Obligor or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Obligor or any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or
Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA,
(ix) each Obligor and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Obligor or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Obligor and any member of the Controlled Group, and (xii) no Obligor or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

            5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Obligor which are necessary for the operation of such Obligor's business are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Obligor is aware of any grounds for any challenge, except as set forth in
Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Obligor and all trade secrets used by any Obligor consist of original material or property developed by such Obligor or was lawfully acquired by such Obligor from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof to the extent that such items are necessary for the operation of such Obligor's business. With respect to all software (other than commercial software typically sold by retail establishments) used by any Obligor, such Obligor is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

            5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Obligor (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of such Obligor.

            5.11. Default of Indebtedness. No Obligor is in default in the payment of the principal of or interest on any material Indebtedness or under any instrument or agreement under or subject to which any material Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

            5.12. No Default. No Obligor is in default in the payment or performance of any of its material contractual obligations and no Default has occurred.

            5.13. No Burdensome Restrictions. No Obligor is party to any contract or agreement the performance of which would materially adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of such Obligor. No Obligor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

            5.14. No Labor Disputes. No Obligor is involved in any labor dispute; there are no strikes or walkouts or union organization of any Obligor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

            5.15. Margin Regulations. No Obligor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any

Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

            5.16. Investment Company Act. No Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

            5.17. Disclosure. No representation or warranty made by any Obligor in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Obligor or which reasonably should be known to any Obligor which Obligors have not disclosed to ACM Agent in writing with respect to the Transactions which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of any Obligor.

            5.18. Swaps. No Obligor is a party to, nor will it be a party to, any swap agreement whereby such Obligor has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

            5.19. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Obligor or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

            5.20. Application of Certain Laws and Regulations. No
Obligor nor any Affiliate of any Obligor is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

            5.21. Business and Property of Obligor. Upon and after the Closing Date, Obligors do not propose to engage in any business other than the manufacture and sale of adhesives, steel and steel products and related activities and activities necessary to conduct the foregoing. On the Closing Date, each Obligor will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Obligor.

VI.         AFFIRMATIVE COVENANTS.

            Each Obligor shall and shall cause each member of the Holdings Group to, until payment in full of the Obligations and termination of this Agreement:

            6.1. Payment of Fees. Pay to ACM Agent on demand all usual and customary fees and expenses which ACM Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). ACM Agent may, without making demand, charge the account of Borrowers for all such fees and expenses.

            6.2. Conduct of Business and Maintenance of Existence and Assets. Except as otherwise provided in this Agreement, (a) conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral provided, however, that such Obligor shall not in any event be required to maintain any such licenses, patents, copyrights, design rights, tradenames, trade secrets, trademarks or other intellectual property rights which, in such Obligor's judgment, are not necessary or material to the conduct of such Obligor's business; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would have a material adverse effect on such Obligor or its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

            6.3. Violations. Promptly, but in any event within ten (10) Business Days of occurrence, notify ACM Agent in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to any Obligor which may materially and adversely affect the Collateral or any Obligor's business, assets, operations, condition (financial or otherwise) or prospects.

            6.4. Government Receivables. Take all steps necessary to protect ACM Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances if individually or in the aggregate such Collateral exceeds $50,000 in amount, and deliver to ACM Agent appropriately endorsed, any instrument or chattel paper connected with any such Receivable arising out of contracts between any Obligor and the United States, any state or any department, agency or instrumentality of any of them.

            6.5. Net Worth. Cause to be maintained at the end of each fiscal quarter of Holdings, a Net Worth in an amount not less than $70,000,000 less the after tax charges resulting from any prepayment penalties, write-offs or deferred financing costs or other expenses which arise as a result of consummation of the Public Offering, but in no event shall such charges reduce the calculation of Net Worth to below $66,500,000 plus the product of (a) .75 and (b) the net proceeds of a public or private equity offering of the common stock of any member of Holdings Group.

            6.6. Current Ratio. Cause to be maintained at all times a ratio of Current Assets to Current Liabilities of not less than 1.25 to 1.0.

            6.7. Interest Coverage. Cause to be maintained as at the end of each fiscal quarter of Holdings an Interest Coverage Ratio for the last four fiscal quarters then ended equal to or greater than (a) 1.1 to 1.0 on the last day of the fiscal quarters ended in fiscal year 1995; (b) 1.5 to 1.0 on the last day of the fiscal quarters ended in fiscal year 1996; and (c) 1.75 to 1.0 on the last day of each fiscal quarter thereafter.

            6.8. Working Capital. Cause to be maintained as at the end of each fiscal quarter of Holdings Working Capital in an amount not less than $20,000,000.

            6.9. Total Liabilities to Net Worth. Cause to be maintained as at the end of each fiscal quarter of Holdings a ratio of (a) the aggregate amount of all Indebtedness of Holdings on a Consolidated Basis minus cash of Holdings on a Consolidated Basis to (b) Net Worth of not greater than 3.0 to 1.0.

            6.10. Execution of Supplemental Instruments. Execute and deliver to ACM Agent from time to time, within ten (10) Business Days of demand by ACM Agent, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as ACM Agent may request, in order that the full intent of this Agreement may be carried into effect.

            6.11. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its material obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Obligor shall have provided for such reserves as ACM Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

            6.12. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13
and 9.14 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and, where applicable, in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

            6.13. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Obligor shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation which violation could have a material adverse effect on any Obligor's business, properties, condition or prospects (financial or otherwise). Each Obligor shall have the right to sell or otherwise dispose of Equipment to the extent set forth in Section 7.1(b) hereof.

            6.14. Environmental Matters. (a) Conduct its operations at the Real Property and at any premises leased by any Obligor in compliance in all material respects with all applicable Environmental Laws, and shall not place or permit to be placed any Hazardous Substances on any Real Property or any premises leased by any Obligor except as not prohibited by applicable law or appropriate governmental authorities and which could not reasonably be expected to have a material adverse effect on any Obligor or such Obligor's business or with respect to which Obligors have promptly responded and are diligently taking all necessary actions in order to safeguard the health of any Person and to avoid subjecting the Collateral or any Real Property to any Lien.

                        (b) Establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                        (c) (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Obligors shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Obligors in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                        (d) In the event any Obligor obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Obligor's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), within five (5) Business Days, give written notice of same to ACM Agent detailing facts and circumstances of which any Obligor is aware giving rise to the Hazardous Discharge or Environmental Complaint, except for such Hazardous Discharge or Environmental Complaint which could not reasonably be expected to have a material adverse effect on any Obligor or such Obligor's business. Such information is to be provided to allow ACM Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon ACM Agent or any Lender with respect thereto. Obligors shall promptly forward to ACM Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Obligor is required to file under any Environmental Laws which could reasonably be expected to have a material adverse effect on any Obligor or such Obligor's business. Such information is to be provided solely to allow ACM Agent to protect ACM Agent's security interest in the Collateral.

                        (e) Promptly forward to ACM Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any site other than the Real Property listed on Schedule 1.2A hereto, operated or used by any Obligor to dispose of Hazardous Substances, except for such correspondence concerning subject matter which could not reasonably be expected to have a material adverse effect on any Obligor or such Obligor's business, and Obligors shall continue to forward copies of correspondence between any Obligor and the Authority regarding such claims to Lender until the claim is settled.

                        (f) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.

                        (g) In the event that ACM Agent reasonably concludes that a Hazardous Discharge that could have a material adverse effect on any Obligor or such Obligor's business has occurred, promptly upon the written request of ACM Agent, Obligors shall provide ACM Agent, at Obligors' expense, with a copy of each environmental site assessment or environmental audit report prepared by an environmental engineering firm for or on behalf of any Obligor, if any, which such Obligor has obtained, to enable ACM Agent to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property; provided, however, this provision shall not obligate Obligors to obtain any such additional assessments or reports.

                        (h) Defend and indemnify ACM Agent, each Co-Agent and Lenders and hold ACM Agent, each Co-Agent, any Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by ACM Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge the presence of any Hazardous Substances affecting the Collateral, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of ACM Agent or any Lender. Obligors' obligations under this Section 6.14 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Obligors' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

VII.        NEGATIVE COVENANTS.

            No Obligor shall, nor shall any Obligor permit any member of the Holdings Group to, until satisfaction in full of the Obligations and termination of this Agreement:

            7.1.  Merger, Consolidation, Acquisition and Sale of Assets.

                        (a) (i) Enter into any merger, consolidation or other reorganization with or into any other Person or permit any other Person to merge, consolidate or reorganize with or into it, except (x) any Borrower or other member of Holdings Group (which was a member of Holdings Group as of the Closing Date) may merge with any other Borrower or other member of Holdings Group (which was a member of Holdings Group as of the Closing Date) upon prior written notice to Agent of such merger or litigation including, but not limited to, the right of N SUB I to merge or be liquidated into Holdings in connection with a Public Offering; and (y) Imperial may merge into or consolidate with another Person which is not a member of the Holdings Group provided that all Obligations owing to Lenders from Imperial shall be satisfied in connection with such merger or consolidation, and the Maximum Revolving Advance Amount shall be permanently reduced by the Individual Maximum Revolving Advance Amount with respect to Imperial.

                              (ii) Acquire all or a substantial portion of the
assets or stock of any Person unless, after giving effect thereto, (x) Holdings on a Consolidated Basis has Working Capital in an amount not less than the sum of (a) $20,000,000 plus

(b) scheduled principal payments on Indebtedness due within 36 months of the date of such acquisition (excluding obligations arising pursuant to this Agreement), and (y) any Person whose stock is acquired in whole or in part shall become a Guarantor.

                        (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) in the ordinary course of its business;
(ii) assets (other than Collateral) that are obsolete, real estate held for resale or idle assets that any applicable Borrower's (or other member of the Holdings Group's) chief executive officer or chief financial officer determines in his business judgment is not necessary to the operation of its respective business; (iii) the sale of all or substantially all of the stock or all or substantially all of the assets of Imperial, provided that all Obligations owing to Lenders from Imperial shall be satisfied from the proceeds of such sale, and the Maximum Revolving Advance Amount shall be permanently reduced by the Individual Maximum Revolving Advance Amount with respect to Imperial; (iv) any transfers of properties or assets permitted by the terms of Sections 7.10 or
7.12 hereof; and (v) any lease of certain real property and improvements thereon relating to the Old Newport Sheet Mill to L.B. Foster, a _____________ corporation.

            7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except (i) Permitted Encumbrances (ii) Liens solely on Equipment or Real Property (in addition to those contemplated by clauses (i), (iii), (iv) and (v) hereof) to secure Indebtedness not to exceed $5,000,000 in the aggregate at any time; (iii) Liens on Equipment, Real Property or general intangibles (other than General Intangibles as defined in Section 1.2 hereof) incurred in connection with a public offering or private placement of debt or securities otherwise permitted hereunder or to secure the Intercompany Notes; (iv) Liens on Equipment, Real Property or general intangibles (other than General Intangibles as defined in Section 1.2 hereof) incurred in connection with a refinancing of Indebtedness referred to in Section 7.2(iii) hereof or Indebtedness listed on
Schedule 7.2 which is presently secured by Liens on such Equipment, Real Property or general intangibles (other than General Intangibles as defined in Section 1.2 hereof), and which borrowings are otherwise permitted hereunder; (v) with respect to any member of the Holdings Group created or acquired pursuant to the terms of Sections 7.1 or 7.12 hereof any Liens on any of the assets of such Subsidiary (except for Liens on any Collateral) in favor of the holders of the debt or securities referenced under Section 7.2(iii) or (iv) hereof; or (vi) the pledge of the Intercompany Notes by Holdings to the trustee or collateral agent for the holders of Indebtedness issued in connection with the Public Offering or the refinancing thereof; provided, however, all such Liens pursuant to subparagraphs (iii) - (v) shall be subject to the terms of intercreditor agreements in form and substance satisfactory to ACM Agent.

            7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3; (b) the endorsement of checks in the ordinary course of business; (c) guaranties issued by Holdings with respect to (i) trade creditors or (ii) Indebtedness of any of its Subsidiaries which is permitted under Section 7.8(ii), (iv) and (v) hereof; (d) guarantees issued by any member of Holdings Group with respect to Indebtedness of Holdings issued in connection with the Public Offering or the transactions contemplated under Section 7.2(iv) hereof, and (e) with respect to any member of the Holdings Group created or acquired pursuant to the terms of Sections 7.1 or 7.12 hereof, guarantees of Indebtedness of Holdings issued in connection with the Public Offering or in connection with the transactions contemplated under Section 7.2(iv) hereof.

            7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (e) money market preferred stocks which, at the date of acquisition and at all times thereafter are accorded ratings of at least AA- by Standard and Poor's Corporation, Inc. or Aa3 by Moody's Investors Service, Inc.;
(f) noncash consideration in the form of promissory notes, debentures or other securities received by any Borrower or members of the Holdings Group in connection with the sale of properties or assets permitted under Section 7.1(b) hereof, provided that such noncash consideration shall not exceed 15% of the aggregate sale price of such properties or assets; and (g) transactions permitted under Section 7.1 hereof.

            7.5. Loans. Make advances, loans or extensions of credit to any Person, except (i) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business;
(ii) loans from any Borrower to any other Borrower or any Guarantor, provided, that, at the time each such loan is made such Borrower believes that after giving effect to such loan and for the foreseeable future thereafter such Borrower will have sufficient Undrawn Availability to run its business and ACM Agent receives a certificate executed by the President or Chief Financial Officer of such Borrower making the loan within thirty (30) days following the end of the month in which each such loan is made stating that after giving effect to such loan and for the foreseeable future thereafter such Borrower will have sufficient Undrawn Availability to run its business (the "Officer's Certificate"); (iii) noncash consideration in the form of promissory notes, debentures or other securities received by any Borrower or any other member of the Holdings Group in connection with the sale of properties or assets permitted under Section 7.1(b) hereof, provided that such noncash consideration shall not exceed 15% of the aggregate sale price of such properties or assets; (iv) loans from any Borrower or any Guarantor to Holdings to enable Holdings to make payments on and which moneys are used to pay principal, interest and premium relating to Indebtedness otherwise permitted under Section 7.8 hereof; and (v) the Intercompany Notes.

            7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of (a) $25,000,000 in fiscal year 1995, and (b) $20,000,000 in fiscal year 1996 and in each fiscal year thereafter.

            7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Obligor (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Obligor except (i) dividends, distributions, redemptions or other payments with respect to common stock or preferred stock from any member of the Holdings Group (except Holdings) to such member's Parent with the ultimate purpose of enabling Holdings to make payments on and which dividends, distributions, redemptions or other payments are used to pay principal, interest and premium relating to Indebtedness otherwise permitted hereunder; (ii) dividends, distributions, redemptions or other payments with respect to common stock or preferred stock by Holdings, provided the aggregate amount of (1) the dividends, distributions, redemptions or other payments paid by Holdings from and after the Closing Date and (2) the amount of Indebtedness redeemed, repurchased or received by Holdings through open market purchases pursuant to
Section 7.17 hereof, do not exceed the sum of (a) 50% of net income (if positive) of Holdings on a Consolidated Basis less 100% of net income (if negative) of Holdings on a Consolidated Basis accrued during the period from the first day of the fiscal quarter beginning after the Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of any such proposed dividend, distribution, redemption or other payment; and (b) the aggregate cash proceeds (after expenses) received by Holdings from the issue or sale of capital stock of any member of the Holdings Group after the Closing Date (other than to a Subsidiary or by virtue of any employee stock ownership plan or similar trust), including cash proceeds from the exercise of warrants; and (iii) subject to utilization for purposes not otherwise prohibited by this Agreement, dividends, distributions, redemptions or other payments with respect to common stock or preferred stock from any member of the Holdings Group (except Holdings) to such member's parent provided, that, at the time each dividend, distribution, redemption or other payment pursuant to subclauses (ii) and (iii) hereof is made and after giving effect to the payment thereof, (x) no Default or Event of Default has occurred and is continuing and
(y) such payor will be able to pay its obligations as they become due and will have sufficient capital in order to carry on its business as intended to be conducted.

            Notwithstanding the foregoing, this Section 7.7 shall not prohibit
(i) the payment of any dividend within 60 days after the date of its declaration (if the declaration of such dividend was permitted by the terms of this Agreement at the time of such declaration); or (ii) the repurchase, retirement or other acquisition of any shares of Holdings' capital stock, or any option, warrant or other right to purchase shares of capital stock, or the repayment of any Indebtedness of Holdings, in any such transaction solely in exchange for shares of, or out of the proceeds of a substantially contemporaneous issuance of, capital stock.

            7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; (iii) Indebtedness set forth on Schedule 7.8 hereof; (iv) Indebtedness for borrowed money not otherwise permitted by clauses (i), (ii) and
(iii) and not to exceed $5,000,000 at any time, and (v) refinancings of Indebtedness listed on Schedule 7.8 or referred to in clauses (ii), (iv), (vi),
(vii) and (viii) of this Section 7.8 which comply with the provisions of Section 7.17(i); (vi) Indebtedness incurred in connection with the Public Offering;
(vii) the Intercompany Notes; and (viii) the guarantees described in Section 7.3(d) and (e).

            7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged as described under Section 5.21 hereof, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

            7.10. Transactions with Affiliates. Except as set forth in Section
7.5 hereof, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, Subsidiary or Parent except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, Subsidiary or Parent; provided, however, any member of the Holdings Group shall be permitted to transfer (a) Inventory so long as: (i) Lenders retain their first priority security interest in such Inventory, (ii) ACM Agent is given prompt notice of a transfer to a member of the Holdings Group who is not a Borrower (except as regards any transfer of Inventory to Erlanger for purposes of processing such Inventory), and (iii) such documents as ACM Agent requires to maintain its first priority security interest are executed and delivered to ACM Agent; and (b) Equipment from any member of the Holdings Group to another member of the Holdings Group; provided, further, any member of the Holdings Group may pay to any other member of the Holdings Group reasonable management fees in accordance with its customary practice (as such practice is described on Schedule 7.10 hereof).

            7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property (unless capitalized and permitted under Section 7.6 hereof) would exceed $1,500,000 in any one fiscal year.

            7.12. Subsidiaries.

                        (a) Form any Subsidiary; provided, however, Holdings shall be permitted to form a Subsidiary so long as such Subsidiary becomes a Guarantor under this Agreement.

                        (b) Enter into any partnership, joint venture or similar arrangement.

            7.13. Fiscal Year and Accounting Changes. Change its fiscal year end from the last Saturday in September or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

            7.14. Pledge of Credit. Now or hereafter pledge ACM Agent's or any Lender's credit on any purchases or for any purpose whatsoever or, with respect to any Borrower, use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

            7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law or where such amendment, modification or waiver would not have a material adverse effect on such Person or on the Lenders.

            7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Obligor or any member of the Controlled Group or the imposition of a lien on the property of any

Obligor or any member of the Controlled Group pursuant to Section 4068 of ERISA;
(v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

            7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than trade payables or Indebtedness owed to Lenders) or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Obligor except, (i) Indebtedness owed to a bank or other lending institution that is refinanced with Indebtedness from another bank or lending institution containing economic terms and conditions no less favorable to the relevant Obligor or Obligors than those set forth in the Indebtedness being refinanced; (ii) prepayments, repurchases, redemptions, retirements or other acquisitions of Indebtedness of any Obligor made from the proceeds of an equity offering of the shares of common stock of any member of the Holdings Group; (iii) so long as no Default or Event of Default exists prior to or after giving effect to such prepayment, Borrowers may prepay up to $30,000,000 of Indebtedness, other than subordinated indebtedness of Holdings, with the proceeds of a cash capital contribution made by Holdings or N SUB I to any Borrower; provided, that during the thirty (30) month period subsequent to such prepayment, the "Debt Service" (as defined below) of Holdings on a Consolidated Basis for such thirty (30) month period is reduced by the amount of such prepayment; (iv) prepayments made to the holders of the Lien on any Equipment, Real Property or general intangibles (other than General Intangibles as defined in Section 1.2 hereof) through the sale of such Equipment or Real Property pursuant to a sale permitted under this Agreement; (v) Indebtedness owed to a bank or other lending institution that is directly repaid with the proceeds of the issuance of a public offering or private placement of debt or securities otherwise permitted hereunder; or (vi) Indebtedness of Holdings repurchased, redeemed or retired by Holdings through open market purchases; provided, that, amounts expended for such open market purchases and dividends paid pursuant to
Section 7.7(ii) hereof shall not, in the aggregate, exceed the sum of (a) 50% of net income (if positive) of Holdings on a Consolidated Basis less 100% of net income (if negative) of Holdings on a Consolidated Basis accrued during the period from the first day of the fiscal quarter beginning after the Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of any such proposed open market purchase; and (b) the aggregate cash proceeds (after expenses) received by Holdings from the issue or sale of capital stock of any member of the Holdings Group after the Closing Date (other than to a Subsidiary or by virtue of any employee stock ownership plan or similar trust), including cash proceeds from the exercise of warrants; or (viii) Indebtedness incurred in connection with the Public Offering that is refinanced with Indebtedness on economic terms and conditions no less favorable to the members of Holdings Group than those set forth in the Indebtedness being refinanced. "Debt Service" shall mean all amounts due to banks and lending institutions for money borrowed including but not limited to principal, interest, fees and premiums.

            7.18. Negative Pledge. Pledge the stock or grant a Lien upon any of the assets of any Obligor other than a Lien in favor of Lenders, except Permitted Encumbrances or as otherwise permitted under Section 7.2 hereof.

VIII.       CONDITIONS PRECEDENT.

            8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                        (a) Notes. ACM Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

                        (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the ACM Agent to be filed, registered or recorded in order to create, in favor of ACM Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and ACM Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                        (c) Corporate Proceedings of Obligors. ACM Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to ACM Agent, of the Board of Directors of each Obligor authorizing (as applicable) (i) the execution, delivery and performance of this Agreement, the Notes, and any related agreements, (collectively the "Documents") and (ii) the granting of the Liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of such Obligor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                        (d) Incumbency Certificates of the Obligor. ACM Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Obligor, dated the Closing Date, as to the incumbency and signature of the officers of each Obligor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                        (e) Certificates. ACM Agent shall have received a copy of the Articles or Certificate of Incorporation of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Obligor and all agreements of each Obligor's shareholders certified as accurate and complete by the Secretary of each Obligor;

                        (f) Good Standing Certificates. ACM Agent shall have received good standing certificates for each Obligor dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Obligor's jurisdiction of incorporation and each jurisdiction where the conduct of each Obligor's business activities or the ownership of its properties necessitates qualification;

                        (g) Legal Opinion. ACM Agent shall have received the executed legal opinion of Bryan Cave and such other counsel engaged by any of the Obligors, each in form and substance satisfactory to ACM Agent or Lenders which shall cover such matters incident to the transactions contemplated by this Agreement, and the Other Documents as ACM Agent or any Lender may reasonably require and each Obligor hereby authorizes and directs such counsel to deliver such opinions to ACM Agent and Lenders;

                        (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against any Obligor or against the officers or directors of any Obligor (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of ACM Agent, is deemed material or (B) which if adversely determined, would, in the reasonable opinion of ACM Agent, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of any Obligor; and
(ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Obligor or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any governmental authority;

                        (i) Financial Condition Opinions. ACM Agent shall have received executed Officers Certificates in the form attached hereto as Exhibit 8.1(i);

                        (j) Collateral Examination. ACM Agent, the Co-Agents and each Lender shall have completed review of the business operations of each Obligor and Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to ACM Agent the Co-Agents and each Lender, of the Receivables, Inventory and General Intangibles, and of each Obligor and all books and records in connection therewith;

                        (k) Fees. ACM Agent shall have received all fees payable to ACM Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                        (l) Pro Forma Financial Statements. ACM Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to ACM Agent;

                        (m) Intercreditor Agreements. ACM Agent shall have entered into Intercreditor Agreements with Borrowers and each lender to any Borrower which has a lien upon any Equipment, Real Property or general intangibles (other than General Intangibles as defined in Section 1.2 hereof), including, but not limited to, City of Dayton, Commonwealth of Pennsylvania acting by and through the Department of Commerce, Holdings and the trustee or collateral agent for the holders of Indebtedness issued in connection with the Public Offering (with respect to the Liens securing the Intercompany Notes and the Liens securing the Guaranty obligations of Obligor (other than Holdings) with respect to the Public Offering), each of which shall be satisfactory in form and substance to ACM Agent and Lenders in their sole discretion;

                        (n) Other Documents. ACM Agent shall have received all Other Documents, each in form and substance satisfactory to ACM Agent;

                        (o) Insurance. ACM Agent shall have received in form and substance satisfactory to ACM Agent, certified copies of Obligors' casualty insurance policies, together with loss payable endorsements on ACM Agent's standard form of loss payee endorsement naming ACM Agent as loss payee as such coverages related to the Collateral, and certified copies of Obligors' liability insurance policies, together with endorsements naming ACM Agent as a co-insured;

                        (p) Environmental Reports. ACM Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms of all Real Property owned or leased by Obligors; and an environmental report, in form and substance satisfactory to ACM Agent and each Lender relating to the environmental liabilities disclosed on the financial statements of Holdings on a Consolidated Basis dated October 31, 1993;

                        (q) Payment Instructions. ACM Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                        (r) Blocked Accounts. ACM Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to ACM Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                        (s) Consents. ACM Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by the Other Documents; and, ACM Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as ACM Agent and its counsel shall deem necessary;

                        (t) No Adverse Material Change. (i) Since September 24, 1994, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of any Obligor (y) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of any Obligor and
(ii) no representations made or information provided including, but not limited to, the information contained in the financial forecasts set forth in subsection
(v) of this Section 8.1 shall have been proven to be inaccurate or misleading in any material respect;

                        (u) Leasehold Agreements. ACM Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to ACM Agent with respect to all premises leased by Obligors at which Inventory is located;

                        (v) Net Worth. ACM Agent shall have received (i) the Pro Forma Balance Sheet reflecting a Net Worth after giving effect to the Transactions of at least $75,000,000, provided that, if the closing of the Transactions takes place contemporaneously with the closing of the Public Offering, then the Pro Forma Balance Sheet shall reflect a Net Worth after giving effect to the Transactions (and the transactions in connection with the Public Offering) of at least $71,500,000; (ii) the financial statements of Holdings on a Consolidated Basis for the fiscal year ended September 24, 1994 and forecasts of availability for each Borrower hereunder for the twelve months subsequent to the Closing Date; and (iii) the Projections reflecting each Borrower's ability to meet all obligations as they mature, all in form and in substance satisfactory to the ACM Agent;

                        (w) Contract Review. ACM Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to ACM Agent;

                        (x) Closing Certificate. ACM Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that

(i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                        (y) Initial Advances. ACM Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

                        (z) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $5,000,000; and

                        (aa) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to ACM Agent, the Co-Agents and their counsel.

            8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                        (a) Representations and Warranties. Each of the representations and warranties made by any Obligor in or pursuant to this Agreement and any Other Document, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except representations and warranties which, by their nature, speak of a particular date which shall be true and correct in all material respects as of such date. All schedules to this Agreement and representations and warranties made by any Obligor in or pursuant to this Agreement shall be deemed prospectively amended by all written disclosures received by ACM Agent from such Obligor with respect to such schedule or specific representation or warranty (which disclosure reflects a change in circumstances which is not prohibited by the provisions of this Agreement) as of the date of such receipt by ACM Agent;

                        (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that with the approval of Required Lenders in their sole discretion, Agent on behalf of Lenders may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                        (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by each Obligor as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.         INFORMATION AS TO OBLIGORS.

            Each Obligor shall, until satisfaction in full of the Obligations and the termination of this Agreement:

            9.1. Disclosure of Material Matters. Within ten (10) Business Days of learning thereof, report to ACM Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Obligor's reclamation or repossession of, or the return to any Obligor of, a material amount of goods, or material claims or material disputes asserted by any Customer or other obligor.

            9.2. Schedules. Deliver to ACM Agent on or before the fifteenth
(15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports. In addition, each Borrower will deliver to ACM Agent at such intervals as ACM Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as ACM Agent may require including, without limitation, trial balances and test verifications. ACM Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to ACM Agent (with ACM Agent to notify Obligors if the items are not in satisfactory form, and Borrowers shall have ten (10) Business Days thereafter to supply such items in satisfactory form) and executed by each Obligor and delivered to ACM Agent from time to time solely for ACM Agent's convenience in maintaining records of the Collateral, and any Obligor's failure to deliver any of such items to ACM Agent shall not affect, terminate, modify or otherwise limit ACM Agent's Lien with respect to the Collateral.

            9.3. Litigation. Promptly, but in any event within ten (10) Business Days of occurrence, notify ACM Agent in writing of any litigation, suit or administrative proceeding affecting any Obligor, whether or not the claim is covered by insurance, which may materially and adversely affect the Collateral or any Obligor's business, assets, operations, condition or prospects (financial or otherwise).

            9.4. Material Occurrences. Promptly, but in any event within five
(5) Business Days of occurrence, notify ACM Agent in writing of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to ACM Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Obligor as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Obligor to a tax imposed by Section 4971 of the Code; (d) each and every default by any Obligor which might result in the acceleration of the maturity of any Indebtedness in an amount in excess of $100,000.00, including the names and addresses of the holders of such Indebtedness, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Obligor which might reasonably be expected to be materially adverse; in each case describing the nature thereof and the action Obligors propose to take with respect thereto.

            9.5. Government Receivables. Notify ACM Agent within ten (10) Business Days of occurrence, if any of its Receivables (which individually or in the aggregate exceed $50,000 in amount) arise out of contracts between such Obligor and the United States, any state, or any department, agency or instrumentality of any of them.

            9.6. Annual Financial Statements. Furnish ACM Agent within ninety
(90) days after the end of each fiscal year of Obligors, financial statements of Holdings on a Consolidated Basis and of each Obligor on a consolidating basis and including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Arthur Andersen & Co. or by another independent certified public accounting firm selected by Borrowers and satisfactory to ACM Agent (the "Accountants"). The audit report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, and 6.8. In addition, the reports shall be accompanied by a certificate of the President and/or Chief Financial Officer of Holdings which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Obligors with respect to such default and, such certificate shall have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 6.8 hereof.

            9.7. Quarterly Financial Statements. Furnish ACM Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Holdings on a Consolidated Basis and of each Obligor on a consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Obligors reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of Holdings, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Obligors with respect to such default and such certificate shall have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 6.8 hereof.

            9.8. Monthly Financial Statements. Furnish ACM Agent within thirty
(30) days after the end of each month, an unaudited balance sheet of Holdings on a Consolidated Basis and of each Obligor on a consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Holdings on a Consolidated Basis and each Obligor on a consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of Holdings, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Obligors with respect to such event and, such certificate shall have appended thereto calculations which set forth Obligors' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6,
6.7 and 6.8 hereof.

            9.9. Other Reports. Furnish ACM Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Holdings shall send to all of its stockholders.

            9.10. Additional Information. Furnish ACM Agent with such additional information as ACM Agent shall reasonably request in order to enable ACM Agent to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Obligors including, without limitation and without the necessity of any request by ACM Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Obligor's opening of any new office or place of business or any Obligor's closing of any existing office or place of business, and (c) promptly upon, and in any event within five (5) Business Days of, any Obligor's learning thereof, notice of any labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Obligor is a party or by which any Obligor is bound.

            9.11. Projected Operating Budget. Furnish ACM Agent, no less than thirty (30) days prior to the beginning of each fiscal year of Obligors commencing with fiscal year 1996, a month by month projected operating budget and cash flow of Holdings on a Consolidated Basis and each Obligor on a consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Holdings to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

            9.12. Variances From Operating Budget. Furnish ACM Agent, concurrently with the delivery of the financial statements referred to in
Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Obligors pursuant to Section 9.11 and a discussion and analysis by management with respect to such variances.

            9.13. Notice of Suits, Adverse Events. Furnish ACM Agent with (i) prompt notice of any lapse or other termination of any Consent issued to any Obligor by any Governmental Body or any other Person that is material to the operation of any Obligor's business, or any refusal by any Governmental Body or any other Person to renew or extend any such Consent within five (5) Business Days of the occurrence thereof; (ii) copies of any periodic or special reports filed by any Obligor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Obligor, or if copies thereof are requested by Lender, and (iii) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Obligor.

            9.14. ERISA Notices and Requests. Furnish ACM Agent with written notice in the event that (i) any Obligor or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Obligor or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto,
(ii) any Obligor or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Obligor or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Obligor or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligor or any member of the Controlled Group was not previously contributing shall occur, (v) any Obligor or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Obligor or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Obligor or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) any Obligor or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (ix) any Obligor or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, such notice to be provided within five (5) Business Days of the occurrence of any of the foregoing occurrences.

            9.15. Additional Documents. Execute and deliver to ACM Agent, upon request, such documents and agreements as ACM Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.          EVENTS OF DEFAULT.

            The occurrence of any one or more of the following events shall constitute an "Event of Default":

            10.1. failure by any Obligor to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

            10.2. any representation or warranty made or deemed made by any Obligor in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

            10.3. failure by any Obligor to (i) furnish financial information
(x) when due which is unremedied for ten (10) Business Days after notice by ACM Agent or any Lender or (y) when requested which is unremedied for a period of thirty (30) days, or (ii) permit the inspection of its books or records;

            10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Obligor's property which is not stayed or lifted within thirty (30) days;

            10.5. failure or neglect of any Obligor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Documents, other than a failure or neglect of any Obligor to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.1 (as to the last sentence thereof), 4.6, 4.7, 4.9, 4.11, 6.1, 6.2 (as to maintenance of property), 6.4, 6.12 (as to financial statements being prepared in reasonable detail) 6.13, 9.4 or 9.6 hereof which is cured within the earlier of (x) with respect to circumstances where any Obligor is obligated to take action and fails to do so (as opposed to circumstances where such Obligor takes action but fails to do so in a manner which is satisfactory to ACM Agent), thirty (30) days from the occurrence of such failure or neglect or (y) with respect to circumstances (i) where any Obligor takes action but fails to do so in a manner which is satisfactory to ACM Agent or (ii) where any Obligor becomes aware of its failure or neglect to take action at all, twenty (20) days from the date on which such Obligor becomes aware of such failure or neglect;

            10.6. any judgment is rendered or judgment liens filed against any Obligor for an amount in excess of $500,000 (singly or in the aggregate) which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

            10.7. any Obligor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

            10.8. any Obligor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

            10.9. any Subsidiary of any Obligor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, administrative receiver, administrator, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            10.10. any change in any Borrower's condition or affairs (financial or otherwise) which in Lenders' reasonable opinion materially impairs the Collateral or the ability of Borrowers (taken as a whole) to perform their Obligations under this Agreement;

            10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest except as otherwise provided for in any Intercreditor Agreement;

            10.12. a default of the obligations of any Borrower or any member of the Holdings Group under any other agreement to which it is a party shall occur which materially and adversely affects the condition, affairs or prospects (financial or otherwise) of the Holdings Group which default is not cured or waived within any applicable grace period;

            10.13. termination or breach of any agreement executed and delivered to ACM Agent in connection with the Obligations of any Borrower;

            10.14. any Change of Ownership shall occur; or

            10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Obligor (except as permitted with respect to Imperial pursuant to Section 7.1 hereof), or any Obligor shall so claim in writing to ACM Agent;

            10.16. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any material license, permit, patent, trademark or tradename of any Obligor, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(C) schedule or conduct a hearing on the renewal of any material license, permit, trademark, tradename or patent necessary for the continuation of any Obligor's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Obligor's business shall be revoked or terminated and not replaced by a substitute acceptable to ACM Agent within thirty (30) days after the date of such revocation or termination, and the occurrence of any event described in (i) and
(ii) would have a material adverse effect on the business or financial condition of the Holdings Group;

            10.17. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Obligor or the title and rights of any Obligor which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of ACM Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

            10.18. the operations of any manufacturing facility of any Obligor are interrupted at any time for more than thirty (30) consecutive days other than for normal maintenance and for routine closures, unless such Obligor shall
(i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause
(i) preceding not later than sixty (60) days following the initial date of any such interruption; or

            10.19. an event or condition specified in Sections 7.16 or 9.14 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any member of the Controlled Group shall incur, or in the opinion of ACM Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of ACM Agent would have a material adverse effect upon the Collateral or the ability of Obligors to perform their Obligations under this Agreement.

XI.         LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

            11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; (ii) any of the other Events of Default and at any time thereafter (such Event of Default not having previously been cured or waived), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower. Upon the occurrence and during the continuance of any Event of Default, ACM Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Upon the occurrence and during the continuance of an Event of Default, ACM Agent may enter any Obligor's premises or other premises without legal process and without incurring liability to any Obligor therefor, and ACM Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as ACM Agent may deem advisable and ACM Agent may require Obligors to make the Collateral available to Lenders at a convenient place. With or without having the Collateral at the time or place of sale, ACM Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as ACM Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, ACM Agent shall give Obligors reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least five (5) days prior to such sale or sales is reasonable notification. At any public sale ACM Agent or any Lender may bid for and become the purchaser, and ACM Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Obligor. In connection with the exercise of the foregoing remedies and subject to the terms of the applicable Intercreditor Agreements, if any, ACM Agent is granted permission to use, without charge, all of Obligors' (a) trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by ACM Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Obligors shall remain liable to ACM Agent and Lenders therefor.

            11.2. ACM Agent's Discretion. ACM Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies ACM Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of ACM Agent's or Lenders' rights hereunder.

            11.3. Setoff. In addition to any other rights which ACM Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, ACM Agent and such Lender shall have a right to apply any Obligor's property held by ACM Agent, any Co-Agent any Lender or by the Bank to reduce the Obligations.

            11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.

XII.        WAIVERS AND JUDICIAL PROCEEDINGS.

            12.1. Waiver of Notice. Each Obligor hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

            12.2. Delay. No delay or omission on ACM Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

            12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


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XIII.       EFFECTIVE DATE AND TERMINATION.

            13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Obligor, ACM Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party ninety (90) days prior written notice. Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice ("Termination Date") upon payment in full of the Obligations; and payment to ACM Agent for the ratable benefit of the Lenders of an early termination fee of (x) $200,000 if the Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date or (y) $100,000 if the Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date.

            13.2. Termination. The termination of this Agreement shall not affect any Obligor's ACM Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to ACM Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Borrower's respective account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Obligor have been paid or performed in full after the termination of this Agreement or each Obligor has furnished ACM Agent and Lenders with an indemnification satisfactory to ACM Agent and Lenders with respect thereto. Accordingly, each Obligor waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and ACM Agent shall not be required to send such termination statements to any Obligor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid and performed in full, except to the extent such provisions by their terms survive termination.

XIV.  REGARDING THE ACM AGENT AND THE CO-AGENTS.

            14.1. Appointment. Each Lender hereby designates BNYCC to act as ACM Agent and BNYCC and PNC to act as Co-Agents for such


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


Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes ACM Agent and the Co-Agents to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of ACM Agent and the Co-Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto and ACM Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. ACM Agent and the Co-Agents may perform any of their respective duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including, without limitation, collection of the Notes) neither ACM Agent nor the Co-Agents shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that neither ACM Agent nor the Co-Agents shall be required to take any action which exposes ACM Agent or a Co-Agent, as the case may be, to liability or which is contrary to this Agreement or the Other Documents or applicable law unless ACM Agent or a Co-Agent, as the case may be, is furnished with an indemnification reasonably satisfactory to ACM Agent or a Co-Agent, as the case may be, with respect thereto.

            14.2. Nature of Duties. ACM Agent and the Co-Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither ACM Agent nor the Co-Agents nor any of their officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their willful misconduct or gross (not mere) negligence, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by ACM Agent or any Co-Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Obligor to perform its obligations hereunder. Neither ACM Agent nor any Co-Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Obligor. The duties of ACM Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; ACM Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so


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


construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

            14.3. Lack of Reliance on ACM Agent, Co-Agents and Resignation. Independently and without reliance upon ACM Agent, any Co-Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrowers. Neither ACM Agent nor any Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrowers pursuant to the terms hereof. Neither ACM Agent nor any Co- Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrowers, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of Borrowers, or the existence of any Event of Default or any Default.

            ACM Agent or any Co-Agent may resign on sixty (60) days' written notice to each of Lenders and the Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor ACM Agent or Co-Agent, as the case may be, reasonably satisfactory to Borrowers.

            Any such successor ACM Agent or Co-Agent shall succeed to the rights, powers and duties of ACM Agent or Co-Agent, as the case may be, and the term "ACM Agent" or "Co-Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former ACM Agent's or Co-Agent's rights, powers and duties as ACM Agent or Co-Agent shall be terminated, without any other or further act or deed on the part of such former ACM Agent or Co-Agent. After any ACM Agent's or Co-Agent's resignation as ACM Agent or Co-Agent, as the case may be, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was ACM Agent or Co-Agent under this Agreement.

            14.4. Certain Rights of ACM Agent and Co-Agents. If ACM Agent or any Co-Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, ACM Agent or Co-Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until ACM Agent or Co-Agent, as the case may be, shall have received instructions from the Required Lenders; and neither ACM Agent nor any Co-Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against ACM Agent or any Co-Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

            14.5. Reliance. ACM Agent and Co-Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and their respective duties hereunder, upon advice of counsel selected by it. ACM Agent and Co-Agents may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by ACM Agent or Co-Agents, as the case may be, with reasonable care.

            14.6. Notice of Default. Neither ACM Agent nor any Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless ACM Agent or such Co-Agent has received notice from a Lender or an Obligor referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that ACM Agent or any Co-Agent receives such a notice, ACM Agent or such Co-Agent shall give notice thereof to ACM Agent and Lenders. ACM Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until ACM Agent shall have received such directions, ACM Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

            14.7. Indemnification. To the extent ACM Agent and the Co-Agents are not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify ACM Agent or such Co-Agent in proportion to their respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against ACM Agent or any Co-Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from ACM Agent's or such Co-Agent's willful misconduct or gross (not mere) negligence.

            14.8. ACM Agent and Co-Agents in their Individual Capacity. With respect to the obligation of ACM Agent and Co- Agents to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as ACM Agent or Co-Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include ACM Agent and Co-Agents in their respective individual capacities as a Lender. ACM Agent and Co-Agents each may engage in business with Obligors as if they were not performing the duties specified herein, and may accept fees and other consideration from Obligors for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

            14.9. Delivery of Documents. To the extent ACM Agent and Co-Agents receive documents and information from Obligors pursuant to the terms of this Agreement, ACM Agent or such Co-Agent will promptly furnish such documents and information to ACM Agent and the Lenders.

            14.10. Borrowers' Undertaking to ACM Agent and Co-Agents. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, the Borrowers hereby undertake with ACM Agent and Co-Agents to pay to ACM Agent and Co-Agents from time to time on demand all amounts from time to time due and payable by them for the account of ACM Agent or Co-Agents or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the Borrowers' obligations to make payments for the account of the Lenders or to one or more of them pursuant to this Agreement.

XV.         BORROWING AGENCY.

            15.1.       Borrowing Agency Provisions.

                        (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers and hereby authorizes ACM Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                        (b) The handling of this credit facility in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither ACM Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce ACM Agent and Lenders to do so and in consideration thereof, each Obligor hereby indemnifies ACM Agent and each Lender and holds ACM Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against ACM Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by ACM Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by ACM Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence of the indemnified party.

                        (c) All Obligations shall be joint and several, and each Obligor shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Obligor shall in no way be affected by any extensions, renewals and forbearance granted to ACM Agent or any Lender to any Obligor, failure of ACM Agent or any Lender to give any Obligor notice of borrowing or any other notice, any failure of ACM Agent or any Lender to pursue to preserve its rights against any Obligor, the release by ACM Agent or any Lender of any Collateral now or thereafter acquired from any Obligor, and such agreement by each Obligor to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by ACM Agent or any Lender to the other Obligors or any Collateral for such Obligor's Obligations or the lack thereof.

            15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

XVI.        MISCELLANEOUS.

            16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Obligor with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Obligor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Obligor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the ACM Agent's and/or Lender's option, by service upon Borrowing Agent which each Obligor irrevocably appoints as such

Obligor's agent for the purpose of accepting service. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any Co-Agent, ACM Agent or any Lender to bring proceedings against any Obligor in the courts of any other jurisdiction. Each Obligor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Obligor against any Co-Agent, ACM Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

            16.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Obligor, ACM Agent, Co-Agents and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Obligor's, ACM Agent's, each Co- Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Obligor acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                        (b) The Required Lenders, ACM Agent with the consent in writing of the Required Lenders, and Obligors may, subject to the provisions of this Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement and the Other Documents executed by Obligors or any of them, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, ACM Agent or Obligors thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                              (i) increase the Commitment Percentage of any
Lender;

                              (ii) increase the Maximum Revolving Advance
Amount;

                              (iii) extend the maturity of any Note or the due
date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

                              (iv) alter the definition of the term Required
Lenders or alter, amend or modify this Section 16.2(b);

                              (v) except as provided in Section 7.1(b) hereof,
release any Collateral during any calendar year having an aggregate value in excess of $1,000,000; or

                              (vi) change the rights and duties of ACM Agent.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Obligors, Lenders and ACM Agent and all future holders of the Obligations. In the case of any waiver, Obligors, ACM Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

            16.3.       Successors and Assigns; Participations; New Lenders.

                        (a) This Agreement shall be binding upon and inure to the benefit of Obligors, ACM Agent, Co-Agents, each Lender, all future holders of the Obligations, and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of ACM Agent, each Co-Agent and each Lender.

                        (b) Each Obligor acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Obligors shall not be required to pay to any Transferee more than the amount which it would have been required to pay to such Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Obligors be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Obligor hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                        (c) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and ACM Agent and delivered to ACM Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Obligors hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Obligors shall promptly execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                        (d) ACM Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Obligors, ACM Agent, Co-Agents and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Obligors or any Lender at any reasonable time and from time to time upon reasonable prior notice. ACM Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                        (e) Obligors authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Obligors which has been delivered to such Lender by or on behalf of Obligors pursuant to this Agreement or in connection with such Lender's credit evaluation of Obligors.

                        (f) No Lender shall be permitted to either sell participating interests or sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents without obtaining the written consent of Borrowing Agent, which consent shall not be unreasonably withheld or delayed; provided, however, no written consent of Borrowing Agent shall be required (i) following the occurrence and during the continuance of an Event of Default (ii) with respect to a sale, transfer or assignment (x) to an Affiliate or Subsidiary of any Lender or (y) as collateral to a Federal Reserve Bank.

            16.4. Application of Payments. ACM Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Obligor makes a payment or ACM Agent or any Lender receives any payment or proceeds of the Collateral for any Obligor's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by ACM Agent or such Lender.

            16.5. Indemnity. Each Obligor shall indemnify ACM Agent, each Co-Agent and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against ACM Agent, any Co-Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not ACM Agent, any Co-Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

            16.6. Notice. Any notice or request hereunder may be given to any Obligor or to ACM Agent, any Co-Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

            (A)     If to ACM Agent at:         The Bank of New York
                                                Commercial Corporation
                                                1290 Avenue of the Americas
                                                New York, New York 10104
                                                Attention:  Daniel J. Murray
                                                Telephone:  (212) 408-4088
                                                Telecopier: (212) 408-4317

                    with a copy to:             Hahn & Hessen
                                                350 Fifth Avenue
                                                New York, New York 10118
                                                Attention:  Steven J. Seif, Esq.
                                                Telephone:  (212) 736-1000
                                                Telecopier: (212) 594-7167

            (B) If to a Lender (other than ACM Agent) or to Co-Agent, as specified on the signature pages hereof

            (C)     If to Borrowing             NS Group, Inc.
                    Agent or                    Ninth & Lowell Streets
                    Obligors, at:               Newport, Kentucky 41072
                                                Attention: Mr. John R. Parker
                                                Telephone: (606) 292-6805
                                                Telecopier: (606) 292-0593

                    with a copy to:             Bryan Cave
                                                One Metropolitan Square
                                                211 North Broadway
                                                Suite 3600
                                                St. Louis, MO  63102
                                                Attention: William F. Seabaugh,
                                                  Esq.
                                                Telephone:  (314) 259-2000
                                                Telecopier: (314) 259-2020

            16.7. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

            16.8. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by ACM Agent
(a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on ACM Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to ACM Agent's or any Lender's transactions with any Obligor, or (e) in connection with any advice given to ACM Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' account and shall be part of the Obligations; provided, however, attorneys' fees incurred solely in connection with the entering into of this Agreement, shall be limited to the sum of (i) $130,000 and (ii) 50% of all attorneys' fees in excess of $130,000.

            16.9. Injunctive Relief. Each Obligor recognizes that, in the event any Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            16.10. Consequential Damages. Neither ACM Agent, any Co-Agent any Lender nor any agent or attorney for any of them shall be liable to any Obligor for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

            16.11. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

            16.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            16.13. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

            16.14. Survival. The obligations of Obligors under Sections 2.2(f) and (g), 3.7, 3.9, 6.14(h) and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations for one (1) year from the Termination Date.

XVII.       GUARANTY

            17.1. Guaranty. Each Guarantor unconditionally guaranties to Lenders, Co-Agents and ACM Agent, their successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of the Obligations, and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any Collateral therefor or of the existence or extent of such Collateral.

            17.2. No Impairment. Lenders may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantors, extend the time of payment of, exchange or surrender any Collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, and may also make any agreement with any Obligor or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between any Lender, Co-Agents, ACM Agent and any Obligor or any such other party or person, or make any election of rights any Lender may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (any of the foregoing, an "Insolvency Law") without in any way impairing or affecting the obligations of Guarantors hereunder. The obligations of Guarantors hereunder shall be effective regardless of the subsequent incorporation, merger or consolidation of any Obligor, or any change in the composition, nature, personnel or location of any Obligor and shall extend to any successor entity to any Obligor, including a debtor in possession or the like under any Insolvency Law.

            17.3. Guaranty Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Borrower with respect thereto. Each Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that any Borrower will contract additional indebtedness for which such Guarantor may be liable hereunder after such Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not such Borrower has properly authorized incurring such additional indebtedness. Each Guarantor acknowledges that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to any Borrower, have been made by ACM Agent, either Co-Agent or any Lender to induce such Guarantor to enter into this

Agreement and (ii) any extension of credit to the Borrowers shall be governed solely by the provisions of this Agreement. The liability of the Guarantors under this Agreement shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of this Agreement or any Other Document or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of this Agreement or any Other Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof; (c) any furnishing of any additional security to ACM Agent, Co-Agents or any Lender or their respective assignees or any acceptance thereof or any release of any security by ACM Agent, any Co-Agent or any Lender or its assignees; (d) any limitation on any Obligor's liability or obligation under this Agreement or any Other Document or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Obligor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Guarantor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor. Any amounts due from any Guarantor to ACM Agent, any Co-Agent or any Lender shall bear interest at the Default Rate. Obligations include post-petition interest whether or not allowed or allowable.

            17.4. Waivers. (a) This is a guaranty of payment and not of collection. Neither ACM Agent, any Co-Agent nor any Lender shall be under any obligation to institute suit, exercise rights or remedies or take any other action against any Obligor or resort to any collateral security held by any of them to secure any of the Obligations as a condition precedent to the Guarantors being obligated to perform as agreed herein and each Guarantor hereby waives any and all rights which it may have by statute or otherwise which would require ACM Agent, any Co-Agent or any Lender to do any of the foregoing. Each Guarantor further consents and agrees that ACM Agent shall be under no obligation to marshal any assets in favor of such Guarantor, or against or in payment of any or all of the Obligations. Each Guarantor hereby waives any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among

ACM Agent, any Co-Agent or any Lender, and/or any Obligor with respect to such Guarantor's obligations under this Agreement, or which any Obligor may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

            (b) Each Guarantor further waives (i) notice of the acceptance of this Agreement, of the making of any such loans or extensions of credit, and of all notices and demands of any kind to which the Guarantors may be entitled, including, without limitation, notice of adverse change in any Obligor's financial condition or of any other fact which might materially increase the risk of such Guarantor (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

            (c) Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against any Obligor, or against or with respect to any Obligor's property (including, without limitation, property collateralizing such Guarantor's obligations to Lenders), arising from the existence or performance of this Agreement. In furtherance, and not in limitation, of the preceding waiver, each Guarantor agrees that any payment to ACM Agent, any Co-Agent or any Lender by any Guarantor pursuant to this Agreement shall be deemed a contribution to the capital of such Obligor and any such payment shall not constitute such Guarantor a creditor of any such party.

            17.5. Security. All sums at any time to the credit of any Guarantor and any property of such Guarantor in any Lender's, Co-Agent's or ACM Agent's possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any Lender, Co- Agent or ACM Agent shall be deemed held by such Lender or such affiliate, as the case may be, as security for any and all of such Guarantor's obligations to such Lender, Co-Agent or ACM Agent and to any affiliate of such Lender, Co-Agent or ACM Agent no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

            17.6. Payments from Guarantor. ACM Agent in its sole and absolute discretion, with or without notice to any Guarantor, may apply on account of the Obligations any payment from such Guarantor or any other guarantor, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

            17.7. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon such Guarantor's successors and assigns, until all of the

Obligations have been paid in full and this Agreement has been terminated. If any of the present or future Obligations are guarantied by persons, partnerships or corporations in addition to Guarantors, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any Guarantors under this Agreement.

            17.8. Recapture. Anything in this Agreement to the contrary notwithstanding, if ACM Agent receives any payment or payments on account of the liabilities guarantied hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by Lenders, such Guarantor's obligations to Lenders shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to ACM Agent which payment shall be due on demand.

            Each of the parties has signed this Agreement as of the day and year first above written.

                                         NEWPORT STEEL CORPORATION

                                         By:________________________________

[SEAL]                                   Its:_______________________________

                                         ___________________________________

                                                          Address

                                         KOPPEL STEEL CORPORATION

                                         By:________________________________

                                         Its:_______________________________

                                         ___________________________________

                                                          Address

                                         IMPERIAL ADHESIVES, INC.

                                         By:________________________________

                                         Its:_______________________________

                                         ___________________________________

                                                         Address

                                         NS GROUP, INC.

                                         By:________________________________
                                         Its:_______________________________

                                         ___________________________________
                                                         Address

                                         ERLANGER TUBULAR CORPORATION

                                         By:________________________________
                                         Its:_______________________________

                                         ___________________________________
                                                         Address

                                         NORTHERN KENTUCKY AIR, INC.

                                         By:________________________________
                                         Its:_______________________________

                                         ___________________________________
                                                         Address

                                         NORTHERN KENTUCKY MANAGEMENT, INC.

                                         By:________________________________
                                         Its:_______________________________

                                         ___________________________________
                                                         Address

                                         N SUB I, INC.

                                         By:________________________________
                                         Its:_______________________________

                                         ___________________________________
                                                         Address

                                         THE BANK OF NEW YORK COMMERCIAL
                                         CORPORATION, as Lender, as Co-Agent
                                         and as ACM Agent

                                         By:________________________________
                                         Its:_______________________________

                                         1290 Avenue of the Americas
                                         New York, New York 10104

                                      Commitment Percentage:  ____%

                                      PNC BANK OHIO, NATIONAL ASSOCIATION,
                                      as Lender and as Co-Agent
                                      By:________________________________
                                      Its: ______________________________

                                      ___________________________________
                                                        Address

                                      Commitment Percentage:  ____%

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Newport Steel Corporation, the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                      NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Koppel Steel Corporation the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                      NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the Imperial Adhesives, Inc. of _______________________, the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                      NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995 before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of NS Group, Inc., the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                       NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995 before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of Erlanger Tubular Corporation the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                       NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995 before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the _______________________, of Northern Kentucky Air, Inc. the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                        NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995 before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the _______________________, of Northern Kentucky Management, Inc., the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                        NOTARY PUBLIC

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of February, 1995 before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the _______________________, of Northern Kentucky Air, Inc., the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                             ------------------------------
                                                        NOTARY PUBLIC